PLAN OF REORGANIZATION AND

                    STOCK EXCHANGE AGREEMENT

                          BY AND AMONG

                      LITTLE CREEK, INC.,

                     JENSON SERVICES, INC.,

              THE MORTGAGE STORE FINANCIAL, INC.,

                              AND

         THE MORTGAGE STORE FINANCIAL, INC. STOCKHOLDER

                         APRIL 5, 2002

     PLAN OF REORGANIZATION AND STOCK EXCHANGE AGREEMENT (the "Agreement") dated as of April 5, 2002, by and among Little Creek, Inc., a Delaware corporation ("Little Creek"); Jenson Services, Inc., a Utah corporation, a financial consultant to Little Creek and one of its principal stockholders ("Jenson Services"); Travis T. Jenson, an individual and President of Little Creek, and Duane Jenson, an individual and principal of Jenson Services (collectively, the "Principals"); The Mortgage Store Financial, Inc., a California corporation ("Mortgage Store"); and the sole Mortgage Store common stockholder (the "Mortgage Store Stockholder"), who is listed in Schedule 1.1 hereto.

                       W I T N E S S E T H:

     WHEREAS, the respective Boards of Directors of Little Creek and Mortgage Store (sometimes referred to collectively as the "Constituent Corporations" or individually as a "Constituent Corporation"), Jenson Services and the Mortgage Store Stockholder deem it advisable that at the closing (the "Closing") of the transactions contemplated hereby the Mortgage Store Stockholder shall exchange all of his shares of Mortgage Store common stock, no par value (sometimes called the "Mortgage Store Shares") for shares of Little Creek common stock, $0.001 par value per share (sometimes called the "Little Creek Shares"), in the manner and in such amount as is set forth in Article I hereof and Schedule
1.1 and upon the terms and conditions otherwise set forth in this Agreement (the "Reorganization") in order that Mortgage Store shall become a 100% subsidiary of Little Creek upon consummation of the Reorganization; and

     WHEREAS, to effectuate the foregoing, the parties desire to adopt a plan of reorganization in accordance with the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties do hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                           Article I
                       EXCHANGE OF STOCK

     1.1 Transfer and Number of Shares. The Mortgage Store Stockholder agrees to transfer to Little Creek at the Closing, 100% of the outstanding Mortgage Store Shares listed in Schedule 1.1 hereto, in exchange for 9,500,000 Little Creek Shares, also as outlined in Schedule 1.1. At Closing, and excluding the securities to be exchanged for the Mortgage Store Shares, the outstanding securities of Little Creek will amount to 336,365 shares of $0.001 par value common stock, after taking into account the cancellation as outlined in Article 1.4 of 1,295,118 of the pre-Reorganization outstanding Little Creek Shares. Accordingly, assuming that the Mortgage Store Stockholder becomes party to the Agreement, there will be 9,836,365 post-Reorganization outstanding shares of common stock of Little Creek.

     1.2 Exchange of Certificates by the Mortgage Store Stockholder. The transfer of the Mortgage Store Shares shall be effected by the delivery to Little Creek at the Closing of stock certificate or certificates representing the transferred shares duly endorsed in blank or accompanied by stock powers executed in blank with all signatures witnessed or guaranteed to the satisfaction of Little Creek and with all necessary transfer taxes and other revenue stamps affixed and acquired at the holders' expense. At the Closing, Little Creek shall issue instructions to its transfer agent to issue certificates for Little Creek Shares in the amount as is set forth in Article I hereof and Schedule 1.1 to the Mortgage Store Stockholder.

     1.3 Further Assurances. At the Closing and from time to time thereafter, the Mortgage Store Stockholder shall execute such additional instruments and take such other action as Little Creek may request in order to exchange and transfer clear title and ownership in the Mortgage Store Shares.

     1.4 Cancellation of Shares of Little Creek. On the Closing, Jenson Services, in consideration of this Agreement and the Reorganization, agrees to deliver to Little Creek for cancellation without any conversion thereof, 1,295,118 Little Creek Shares as follows: 545,118 shares of the 545,118 shares owned by Arthur Beroff; 250,000 shares of the 285,000 shares owned by Thomas
J. Howells; 250,000 shares of the 285,000 shares owned by James P. Doolin; and 250,000 of the 250,000 shares owned by Jenson Services. These stock certificates shall be duly endorsed to Little Creek and shall bear a "Medallion" signature guarantee of a bank or registered broker/dealer. No Little Creek Shares retained by any of these persons or that were otherwise outstanding prior to the Closing of this Agreement shall have any "registration rights" of any type or nature that would require Little Creek in the future to file a registration statement with the Securities and Exchange Commission (the "Commission") or any other federal or state agency respecting any such shares.

     1.5 Approval of Agreement, Name Change and Change of Domicile. Prior to the Closing, Little Creek shall have obtained the requisite stockholder approval to change its domicile from the State of Utah to the State of Delaware, to merge Little Creek into the Delaware entity, to file a Certificate of Ownership and Merger with the Delaware Secretary of State, and, subject to Closing, to change its name to "TMSF Holdings, Inc."

     1.6 Consulting Agreement and Indemnification. On Closing of this Agreement, Little Creek (at that time the entity will be known as "TMSF Holdings, Inc..") will enter into a one year consulting agreement (the "Consulting Agreement") with Jenson Services as attached hereto in Schedule
1.6.1 pursuant to which principals and/or employees and agents of Jenson Services will perform those tasks and pay those expenses that are set forth in
Schedule 1.6.2 hereto. In consideration for the services to be provided under the Consulting Agreement, as well as for the agreement of Jenson Services to indemnify and hold harmless Little Creek and Mortgage Store for any and all past liabilities of any type or nature whatsoever of Little Creek existing at Closing, including expenses of Little Creek related to the Reorganization as set forth in Schedule 1.6.2 and otherwise, and providing certain representations and warranties herein, the reorganized Little Creek will pay Jenson Services the sum of $265,000 and issue five year warrants to purchase 163,635 shares of its post-Reorganization authorized shares at a per share exercise price of $0.05 in the names of the principals and/or employees and agents of Jenson Services who provide such services in the amounts as shall be provided by Jenson Services (the "Consultants' Warrants"). The Consultants Warrants shall be in the form of Schedule 1.6.3 hereto and will provide for a cashless exercise at the option of the holder thereof.

     1.7 Resignations of Present Directors and Executive Officers and Designation of New Directors and Executive Officers. On Closing and once the Mortgage Store Stockholder has been determined to be a stockholder of record of Little Creek, the present directors and executive officers of Little Creek shall designate the directors and executive officers nominated by Mortgage Store to serve in their place and stead, until the next respective annual meetings of the stockholders and the Board of Directors of the reorganized Little Creek, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations, who shall be: (i) Raymond Eshaghian (ii) Wayne Snavely and (iii) Massoud Yashouafar, and then, the current directors and executive officers shall resign, in seriatim. Prior to the Closing, the Board of Directors of Little Creek shall adopt resolutions specified by Mortgage Store directing the issuance of Little Creek Shares to the Mortgage Store Stockholder so that the issuance of such shares is an exempt liability under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     1.8 Assets and Liabilities of Little Creek at Closing. Little Creek shall have no material assets and no liabilities at Closing, and all costs incurred by Little Creek incident to this Agreement shall have been paid or satisfied.

     1.9 No Reverse Splits for a Period of Twelve Months. The reorganized Little Creek shall not reverse split its post-Agreement outstanding common stock for a period of twelve months from the Closing without the prior written consent of the current Board of Directors of Little Creek. In the event of any reverse split effected in violation of this Article during this period of time without this consent, all pre-Agreement common stockholders of Little Creek who are still stockholders of Little Creek shall be immediately issued without further consideration additional shares of Little Creek common stock so that the reverse split will have had no effect on the number of their pre-reverse split shares of Little Creek common stock that are still owned by any of such persons.

                          Article II
                 REPRESENTATIONS AND WARRANTIES

     2.1 Representations and Warranties of Little Creek and Jenson Services. Little Creek, Jenson Services, the Principals, jointly and severally, represent and warrant to Mortgage Store and the Mortgage Store Stockholder, as follows:

     (a) Power and Authority. Little Creek, Jenson Services each have the corporate power and authority to enter into this Agreement and to carry out each's obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Little Creek and Jenson Services and no other corporate proceedings on the part of Little Creek or Jenson Services are necessary to authorize this Agreement and the transactions contemplated hereby. Prior to Closing, the Little Creek stockholders who own in excess of a majority of its outstanding voting securities shall have adopted, ratified and approved the Agreement.

     (b) Little Creek Financial Statements. Little Creek has heretofore delivered to Mortgage Store its audited Balance Sheet and Income Statements for the fiscal year ended July 31, 2001 (sometimes called the "2001 Statements") and its Balance Sheet and Income Statement for the six month period ended January 31, 2002 (sometimes called the "January Balance Sheet"). As of the respective dates of the 2001 Statements and the January Balance Sheet (collectively, the "Financial Statements"), the Financial Statements did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. At Closing, the Financial Statements shall reflect no liabilities and no assets or satisfactory evidence of payment of all liabilities shall be provided.

     (c) No Material Adverse Effect. Except as set forth in Schedule 2.1(c), since January 31, 2002?, there has not been any material adverse change in the business, operations, properties, assets, condition, financial or otherwise, or prospects of Little Creek.

     (d) Due Organization; Power; Qualification; Subsidiaries and
Affiliates, Etc.


     (i) Little Creek and Jenson Services are each corporations duly organized, validly existing, and in good standing under the laws of the state of their respective states of incorporation and have the corporate power to own their property and to carry on their respective business as now conducted. The nature of the business now conducted by Little Creek, the character of the property owned by it, or any other state of facts do not require Little Creek to be qualified to do business as a foreign corporation in any jurisdiction. Little Creek does not presently conduct any active trade or business.

     (ii) Except as set forth in Schedule 2.1(d), Little Creek has no subsidiaries or affiliates (as that term is used in the regulations of the Commission promulgated under the Securities Act of 1933, as amended (the "Securities Act")). Neither Little Creek, nor any of the subsidiaries or affiliates set forth in Schedule 2.1(d), has agreed nor is obligated to make nor is bound by any written or oral agreement, contract, subcontract, lease, binding understanding, instrument, obligation note, bond, mortgage, indenture, option, warranty, purchase order, license, sublicense, permit, franchise insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

     (iii) Little Creek has heretofore delivered to Mortgage Store true and complete copies of the certificate of incorporation and bylaws and equivalent organizational documents, each as amended to date, of Little Creek as currently in full force and effect. Little Creek is not in violation of any of the provisions of its certificate of incorporation and bylaws.

     (e) Capitalization.

     (i) The total authorized capital stock of Little Creek consists of 50,000,000 shares of common stock, $0.001 par value, as of the date hereof and 10,000,000 shares of preferred stock, $0.001 par value, will have been authorized pursuant to Little Creek's Certificate of Incorporation in Delaware, as of the Closing Date. As of the date hereof, 1,631,483 Little Creek Shares represent all of the issued and outstanding capital stock of Little Creek. As of the Closing Date, 336,365 Little Creek Shares shall represent all of the issued and outstanding capital stock of Little Creek. All of the outstanding Little Creek Shares have been, and all of the outstanding Little Creek Shares as of the Closing Date will be, duly authorized and validly issued and are fully paid and non-assessable. All of the outstanding Little Creek shares were issued in accordance with federal and state securities laws, rules and regulations and no registration is required for any resale of these securities. None of the outstanding Little Creek Shares are subject to pre-emptive rights or were issued in violation of any pre-emptive rights. No Little Creek Shares were hold by subsidiaries of Little Creek.

     (ii) Except as set forth in Article I hereof, there are no present and on the Closing Date there will be no outstanding subscriptions, options, preferred stock, warrants, contracts, calls, puts, agreements, demands or other commitments or rights of any type to purchase or acquire any securities of Little Creek, nor are there outstanding securities of Little Creek which are convertible into or exchangeable for any shares of capital stock of Little Creek, and Little Creek has no obligation of any kind to issue any additional securities.

     (f) Financial Information: No Material Adverse Change.

     (i) Little Creek has furnished to Mortgage Store the Financial Statements. The Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and fairly present in all material respects, the financial condition of Little Creek as at the respective dates thereof, and the results of operation of Little Creek for the periods then ended.

     (ii) Since January 31, 2002, the business of Little Creek has been conducted in the ordinary course consistent with past practices and there has been no material adverse change in the business or financial condition or the operations of Little Creek except as set forth on Schedule 2.1(f).

     (iii) At January 31, 2002, there were no liabilities, unknown, accrued, absolute, contingent or otherwise of Little Creek that were not shown or reserved against on the balance sheets included in the Financial Statements, except obligations under the contracts shown on or as otherwise disclosed in Schedule 2.1(f). As of the Closing Date, Little Creek had no material assets and no liabilities of any kind, whether known or unknown, accrued, absolute, contingent or otherwise.

     (iv) Since January 31, 2002, Little Creek has not sold or otherwise disposed of or encumbered any of the properties or assets reflected in the Financial Statements, or other assets owned or leased by it, except in the ordinary course of business, or otherwise disclosed on Schedule 2.1(f).

     (g) Tax Matters.

     (i) Little Creek has filed or caused to be filed with the appropriate federal, state, county, local and foreign governmental agencies or instrumentalities, all tax returns and tax reports required to be filed, and all taxes, assessments, fees and other government charges have been fully paid when due (subject to any extensions filed on a timely basis).

     (ii) There is not pending nor, to the best knowledge of Little Creek or Jenson Services, is there any threatened federal, state or local tax audit of Little Creek. There is no agreement with any federal, state or local taxing authority by Little Creek that may affect the subsequent tax liabilities of Little Creek.

     (iii) Without limiting the foregoing: (a) the Financial Statements include adequate provisions under United States general accepted accounting principles for all taxes, assessments, fees, penalties and governmental charges which have been or in the future may be assessed against Little Creek with respect to the period then ended and all periods prior thereto; and (b) on the date hereof, Little Creek is not liable for any taxes, assessments, fees or governmental charges.

     (iv) Little Creek is not a party to any tax sharing agreement or to any other agreement or arrangement, as a result of which liability of Little Creek to a governmental authority is determined or taken into account with reference to the activities of any other person, and Little Creek is not currently under any obligation to pay any amounts as a result of having been a party to such an agreement or arrangement, regardless of whether such a tax is imposed on Little Creek.

     (h) No Conflict or Default; Enforceability; Corporate Records;
Compliance with Law. Except as set forth on Schedule 2.1(h), neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof, including without limitation the consummation of the transactions contemplated hereby, will violate any statute, regulation or ordinance of any governmental authority, or conflict with or result in the material breach of any term, condition or provision of the Articles of Incorporation, Certificate of Incorporation, By-laws or other charter documents of Little Creek or Jenson Services, nor of any agreement, deed, contract, mortgage, indenture, writ, order, decree, legal obligation or instrument to which Little Creek or Jenson Services is a party or by which any of them or any of their assets or properties are or may be bound; or constitute a material default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a material default) thereunder, nor result in the creation or imposition or any lien, charge or encumbrance, or restriction of any nature whatsoever with respect to any properties or assets of Little Creek or Jenson Services, nor give to others any interest or rights, including rights of termination, acceleration or cancellation in or with respect to any of the properties, assets, contracts or business of Little Creek or Jenson Services. This Agreement and all other agreements and documents delivered by Little Creek or Jenson Services in connection herewith have been duly executed and delivered by Little Creek and Jenson Services and constitute the binding obligations of Little Creek and Jenson Services enforceable in accordance with their respective terms. Little Creek has permitted Mortgage Store to examine Little Creek's corporate minute and stock records books. The corporate minute books contain the Articles of Incorporation, Certificate of Incorporation, By-laws and other charter documents of Little Creed as in effect on the date hereof and a true and complete record of all actions by and meetings of the directors (and committees thereof) and stockholders of Little Creek and accurately reflect all transactions referred to therein. Little Creek is not in violation of any outstanding arbitration award, judgment, order or decree; or in violation of any statute, regulation or ordinance ("Law"), including, but not limited to, any anti-discrimination, hazardous and toxic substances, wage, hour, working condition, payroll withholding, pension, building, zoning and tax Law. There have been no allegations of or inquiries concerning any violations of Law by Little Creek within the past five years.

     (i) Party to Agreements. Except as set forth on Schedule 2.1(i), Little Creek is not a party to any contract or other arrangement other than this Agreement.

     (j) Compliance with Laws and Court Orders. Little Creek is and, since inception has been incompliance with, and to the knowledge of Little Creek is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree that would be material to Little Creek.

     (k) Litigation. There are no actions, suits, investigations or proceedings pending, nor, to the knowledge of Little Creek and Jenson Services, threatened against Little Creek, the performance of the terms and conditions hereof, or the consummation of the transactions contemplated hereby, in any court or by or before any governmental body or agency, including without limitation any claim, proceeding or litigation for the purpose of challenging, enjoining or preventing the execution, delivery or consummation of this Agreement. Little Creek is not subject to any order, judgment, decree, stipulation or consent or any agreement issued by any governmental body or agency.

     (l) Securities Filings. The common stock of Little Creek is listed on the NASD OTC Electronic Bulletin Board. Little Creek has heretofore provided to Mortgage Store true and correct copies of its annual report on Form 10-KSB for the fiscal year ended July 31, 2001, and its quarterly reports on Form 10Q-SB dated January 31, 2001; April 30, 2001; October 31, 2001; and January 31, 2002. All such reports are true, correct and accurate as of the dates of filing and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as disclosed on Schedule 2.1(l), no material adverse change in the business, financial condition or operations of Little Creek has occurred since the date of such reports. Little Creek will have on the Closing Date, and thereafter, made all filings required to be made by Little Creek with the Commission and any state securities authorities.

     (m) Governmental and Other Approval. Little Creek has all permits, licenses, orders and approvals of all federal, state, local or foreign governmental or regulatory bodies required for Little Creek to conduct its business as presently conducted. All such permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them is threatened, and none of such permits, licenses, orders or approvals will be affected by the consummation of the transactions contemplated by this Agreement. Except for the Certificate of Ownership and Merger to be filed with the Delaware Secretary of State, no approval or authorization of or filing with any governmental authority, including the Commission, or any other person or entity on the part of Little Creek or Jenson Services is required as a condition to the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby other than the filing of any documents contemplated by this Agreement.

     (n) Salaries. There is set forth on Schedule 2.1(n) annexed hereto and made a part hereof, a true and complete list, as of the date of this Agreement, of all of the persons who are employed by Little Creek, together with their compensation (including bonuses) for the fiscal year ended July 31, 2001, and the period ended January 31, 2002, and the rate of compensation (including bonus arrangements) currently being paid to each such employee. There are no employment agreements between Little Creek and any of its employees.

     (o) Accrued Compensation; Benefits. Little Creek does not have any outstanding liability for payment of wages, vacation pay (whether accrued or otherwise), salaries, bonuses, pensions or contributions and does not have any responsibility for providing medical insurance or medical benefits under any labor or employment contract, whether oral or written, or pursuant to any law, rule or regulation or by reason of any past practices with respect to its current or former officers, directors or employees based upon or accruing with respect to services of its present or former officers, directors or employees.

     (p) Employee Benefit Plans. Little Creek does not have, maintain or contribute to, never has had, maintained or contributed to or has plans or commitments to establish any pension plan, profit sharing plan or employee's savings plan, and is not otherwise subject to any applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

     (q) Restrictions on Business Activities.  Except as set forth on
Schedule 2.1(q), there is no contract, judgment, injunction, order or decree binding upon Little Creek or to which Little Creek is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any material business practice of Little Creek, any material acquisition of property by Little Creek or the conduct of business by Little Creek as currently conducted.

     (r) Material Contracts, Etc. Schedule 2.1(r) contains an accurate list of all contracts, commitments, leases, instruments, agreements, licenses or permits, written or oral, to which Little Creek is a party or by which it or its properties are bound, including without limitation contracts with customers, joint venture or partnership agreements, contracts with any labor organizations, employment agreements, consulting agreements, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements, any other material agreement which is terminable upon or prohibits a change of ownership or control of Little Creek.

     (s) Title and Authority. The shareholders as listed in Schedule 2.1(s) are together the holders of record and, to the knowledge of Little Creek, the sole beneficial owners, of all of the outstanding Little Creek Shares. Schedule 2.1(s) shall not be deemed to be a publicly available Schedule to this Agreement.

     (t) Financial Information: Contingent Liabilities.

     (i) At January 31, 2002, there were no liabilities, unknown, accrued, absolute, contingent or otherwise of Little Creek that were not shown or reserved against on the balance sheets included in the Financial Statements, except obligations under the contracts shown on Schedule 2.1(t).

     (ii) Since January 31, 2002, Little Creek has not sold or otherwise disposed of or encumbered any of the properties or assets reflected on the Financial Statements, or otherwise owned or leased by it, except in the ordinary course or business, or as otherwise disclosed on Schedule 2.1(t).

     (u) Insider Transactions. All transactions between Little Creek and its employees, officers, directors and stockholders, and between Little Creek and Jenson Services and the employees, officers, directors and shareholders of Jenson Services, including the issuance of Little Creek Shares, have been made on an arm's length basis on terms and conditions comparable to what Little Creek would have given to unrelated third parties. No director, officer or employee of Little Creek or Jenson Services has any claim of any nature against Little Creek.

     (v) Environmental. There are no environmental liens, actions or proceedings, nor is there any cause for any such lien, action or proceeding related to the business operations of Little Creek. There are no substances or conditions which may support a claim or cause of action against Little Creek or any of Little Creek' current or former officers, directors, agents or employees, whether by a governmental agency or body, private party or individual, under any Law or Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conversation and Recovery Act and the Federal Water Pollution Control Act.

     (w) Title to Property. Little Creek does not own any material real property. At Closing, Little Creek shall have no material assets or owned properties.

     (x) Tax Treatment. Little Creek has not taken or agreed to take any actions, or is aware of any fact or circumstance, that would cause transactions contemplated under this Agreement from qualifying as a reorganization within the meaning of Section 368(a)(1)(B) of the Code.

     (y) No Liquidation of Mortgage Store. Little Creek has no plan or intention to (i) liquidate Mortgage Store, (ii) merge Mortgage Store into any other corporation, (iii) cause Mortgage Store to sell or otherwise dispose any of its assets, except for dispositions made in the ordinary course of business, or (iv) sell or otherwise dispose of any of the Mortgage Store Shares acquired pursuant to this Agreement.

     (z) Information Statement.  The information statement of Little
Creek to be filed with the Commission in connection with Little Creek's change of domicile and approval of the Agreement and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act. At the time the information statement is first mailed to the shareholders of Little Creek, the information statement will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     (aa) No Reacquisition of Little Creek Shares. Little Creek has no plan or intention to reacquire any of the Little Creek Shares issued pursuant to this Agreement.

     (bb) Registration of Little Creek Shares. Following the cancellation of the 1,295,118 Little Creek Shares, none of such shares owned by Jenson Services, Inc. or its affiliates are "restricted shares" and that all of them have been registered with the Commission pursuant to an effective registration statement. All shares of Little Creek issued pursuant to an S-8 registration statement will not be resold by the holders for a period of 90 days following the Closing.

     (cc) No Prior Ownership of Mortgage Store Shares. Little Creek does not own, directly or indirectly, nor has it owned during the past five
(5) years, directly or indirectly, any Mortgage Store Shares.

     (dd) No Investment Company Parties. Neither Little Creek nor Jenson Services is an "investment company" as defined in IRC Sections 368(a)(2)(F)(iii) and (iv).

     (ee) Disclosure. The representations and warranties contained herein do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
2.2 Representations and Warranties of Mortgage Store. Mortgage Store represents and warrants to Little Creek as follows:

     (a) Power and Authority. Mortgage Store has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Mortgage Store, and, no other corporate proceedings on the part of Mortgage Store are necessary to authorize this Agreement and the transactions contemplated hereby.

     (b) Mortgage Store Financial Statements. Mortgage Store has heretofore delivered to Little Creek its audited financial statements for the years ended December 31, 2000 and 2001 (the "Mortgage Store Financial Statements"). The Mortgage Store Financial Statements do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (c) No Material Adverse Effect. Except as set forth on Schedule 2.2(c), since December 31, 2001, there has not been any material adverse change in the business, operations, properties, assets, condition, financial or otherwise of Mortgage Store.

     (d)  Due Organization; Power; Qualification; Subsidiaries and
          Affiliates, Etc.

     (i) Mortgage Store is a corporation duly organized, validly existing, and in good standing under the laws of the State of California and has the corporate power to own its property and to carry on its business as now conducted. Mortgage Store is qualified to do business as a foreign corporation in each jurisdiction where the failure to qualify would have a material adverse effect on Mortgage Store.

     (ii) Mortgage Store has no subsidiaries (as that term is used in the regulations promulgated under the Securities Act).

     (e) Capitalization.

     (i) The total authorized capital stock of Mortgage Store consists of 17,100 shares of stock, of which 7,500 shares are common stock, no par value per share, with 7,500 shares issued and outstanding; 1,000 shares are Series A preferred stock, $275.00 par value per share, with 1,000 shares issued and outstanding; 100 shares are Series B preferred stock, no par value per share, with 100 shares issued and outstanding; and 1,000 shares are Series C preferred stock, no par value per share, with 1,000 shares issued and outstanding, as of the date hereof. Except as set forth on Schedule 2.2(e)(i), all the outstanding Mortgage Store Shares have been duly authorized and validly issued, and are fully paid and non-assessable.

     (ii) There are no present and on the Closing Date there will be no outstanding options, warrants, convertible securities or rights which may require Mortgage Store to issue additional shares of its capital stock other than as listed on Schedule 2.2(e)(ii).

     (f)  Financial Information: No Material Adverse Change.

     (i) At December 31, 2001, there were no material liabilities, absolute or contingent of Mortgage Store that were not shown or reserved against on the balance sheets included in the Mortgage Store Financial
          Statements, except obligations under the contracts shown on or as otherwise disclosed in Schedule
          2.2(f)(i).

     (ii) Since December 31, 2001, Mortgage Store has not sold or otherwise disposed of or encumbered any of the properties or assets reflected on the Mortgage Store Financial Statements, or other assets owned or leased by it, except in the ordinary course of business or as otherwise disclosed on Schedule 2.2(f)(ii).

     (g)  Tax Matters.

     (i) Mortgage Store has filed or caused to be filed with the appropriate federal, state, county, local and foreign governmental agencies or instrumentalities all tax returns and tax reports required to be filed, and all taxes, assessments, fees and other governmental charges have been fully paid when due (subject to any extensions filed on a timely basis).

     (ii) There is not pending nor, to the best knowledge of Mortgage Store, is there any threatened federal, state or local tax audit of Mortgage Store. There is no agreement with any federal, state or local taxing authority that may affect the subsequent tax liabilities of Mortgage Store.

     (iii) Without limiting the foregoing: (a) the Mortgage Store Financial Statements include adequate provisions under United States general accounting principles for all taxes, assessments, fees, penalties and governmental charges which have been or in the future may be assessed against Mortgage Store with respect to the period then ended and all periods prior thereto; and
               (b) Mortgage Store is not, on the date hereof, liable for any taxes, assessments, fees or governmental charges.

     (h) No Conflict or Default; Enforceability; Corporate Records; Compliance with Law. Except as set forth on Schedule 2.2(h), neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof, including without limitation the consummation of the transactions contemplated hereby, will violate any statute, regulation or ordinance of any governmental authority, or conflict with or result in the material breach of any term, condition or provision of the Articles of Incorporation or By-laws of Mortgage Store, nor of any agreement, deed, contract, mortgage, indenture, writ, order, decree, legal obligation or instrument to which Mortgage Store is a party or by which it or any of its respective assets or properties are or may be bound; or constitute a material default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a material default) thereunder, nor result in the creation of imposition of any lien, charge or encumbrance, or restriction of any nature whatsoever with respect to any properties or assets of Mortgage Store, nor give to others any interest of rights, including rights of termination, acceleration or cancellation in or with respect to any of the properties, assets, contracts or business of Mortgage Store. This Agreement and each other agreement and document delivered by Mortgage Store in connection herewith have been duly executed and delivered by Mortgage Store and constitute the binding obligations of Mortgage Store enforceable in accordance with their respective terms. Mortgage Store has permitted Little Creek to examine Mortgage Store's corporate minute and stock records books. The corporate minute books contain the Articles of Incorporation, By-laws and other charter documents of Mortgage Store as in effect on the date hereof and a true and complete record of all actions by and meetings of the directors (and committees thereof) and stockholders of Mortgage Store and accurately reflect all transactions referred to therein. Except as set forth on Schedule 2.2(h), Mortgage Store is not in violation of any outstanding arbitration award, judgment, order or decree; or in violation of any statute, regulation or ordinance ("Law"), including, but not limited to, any anti-discrimination, hazardous and toxic substances, wage, hour, working condition, payroll withholding, pension, building, zoning and tax Law. There have been no allegations of or inquiries concerning any violations of Law by Mortgage Store within the past five years.

     (i) Litigation. Except as set forth on Schedule 2.2(i), there are no actions, suits, investigations, or proceedings pending, nor, to the knowledge of Mortgage Store, threatened, against Mortgage Store, the performance of the terms and conditions hereof, or the consummation of the transactions contemplated hereby, in any court or by or before any governmental body or agency, including without limitation any claim, proceeding or litigation for the purpose of challenging, enjoining or preventing the execution, delivery or consummation of this Agreement. Mortgage Store is not subject to any order, judgment, decree, stipulation or consent or any agreement with any governmental body or agency which affects its business or operations.

     (j) Governmental and Other Approval. To the best of its knowledge, Mortgage Store has all permits, licenses, orders and approvals of all federal, state, local or foreign governmental or regulatory bodies required for Mortgage Store to conduct its business as presently conducted.
          Except as set forth on Schedule 2.2(j), all such permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them is threatened, and none of such permits, licenses, orders of approvals will be affected by the consummation of the transactions contemplated by this Agreement. Except as set forth on Schedule 2.2(l), no approval or authorization of or filing with any governmental authority or any other person or entity on the part of Mortgage Store is required as a condition to the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby other than the filing of documents contemplated by this Agreement.

     (k) Title and Authority. The stockholder as listed in Schedule 2.2(k) is the holder of record and, to the knowledge of Mortgage Store, the sole beneficial owner of all of the outstanding shares of Mortgage Store capital stock being exchanged pursuant to this Agreement.

     (l) Disclosure. The representations and warranties contained herein do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading.

     2.3 Additional Representations and Warranties of Mortgage Store. Mortgage Store represents and warrants to Little Creek and Jenson Services as follows:

     (a) No Investment Company Parties.  Mortgage Store is not an
"investment company" as defined in IRC Sections 368(a)(2)(F)(iii) and (iv).

     (b) Fair Market Value of Assets.  The fair market value of
Mortgage Store's assets exceeds the sum of its liabilities plus the liabilities, if any, to which the assets are subject.

     (c) No Compensation for Mortgage Store Shares. None of the compensation received by any stockholder-employee of Mortgage Store will be separate consideration for, or allocable to, any of Mortgage Store Shares owned, none of the Little Creek Shares received by any stockholder-employee of Mortgage Store will be separate consideration for, or allocable to, any employment agreement, and the compensation paid to any stockholder of Mortgage Store will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arms' length for similar services.

     2.4 Representations and Warranties of Mortgage Store Stockholder. The Mortgage Store Stockholder, with respect to, for and on behalf of itself (himself) only, represents and warrants to Little Creek as follows:

     (a) Power and Authority. The Mortgage Store Stockholder has the capacity and authority, to enter into this Agreement and carry out his obligations hereunder.

     (b) No Conflict or Default; Enforceability. Neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof, including without limitation the consummation of the transactions contemplated hereby, will violate any statute, regulation or ordinance of any governmental authority, or conflict with or result in the material breach of any term, condition or provision of any agreement, deed, contract, mortgage, indenture, writ, order, decree, legal obligation or instrument to which the Mortgage Store Stockholder is a party or by which he or it or any of his or its assets or properties are bound; or constitute a material default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a material default) thereunder, nor result in the creation or imposition of any lien, charge or encumbrance, or restriction of any nature whatsoever with respect to any properties or assets of the Mortgage Store Stockholder, nor give to others any interest or rights, including rights of termination, acceleration or cancellation in or with respect to any of the properties, assets, contracts or business of the Mortgage Store Stockholder. This Agreement and each other agreement and document delivered by the Mortgage Store Stockholder in connection herewith have been duly executed and delivered by such Mortgage Store Stockholder and constitute the binding obligations of such Mortgage Store Stockholder enforceable in accordance with their respective terms.

     (c) Governmental and Other Approval. No approval or authorization of or filing with any governmental authority or any other person or entity on the part of the Mortgage Store Stockholder is required as a condition to the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby other than the filing of any documents of any document contemplated by this Agreement.

     (d) No Investment Company Parties. The Mortgage Store Stockholder is not an "investment company" as defined in IRC Sections 368(a)(2)(F)(iii) and (iv).

     (e) No Disposition of Little Creek Shares. There is no plan or intention by the Mortgage Store Stockholder to sell, exchange, or otherwise dispose of a number of Little Creek Shares that would reduce the Mortgage Store Stockholder's ownership of Little Creek Shares to a number having a value, as of the Closing Date, of less than fifty percent (50%) of the value of all of the outstanding capital stock of Mortgage Store outstanding as of the Closing Date.

                          Article III
                           COVENANTS

     3.1 Mortgage Store agrees that prior to the Closing Date:

     (a) Except as set forth on Schedule 3.1, no dividend shall be declared or paid by other distribution (whether in cash, stock, property or any combination thereof) or payment declared or made in respect to Mortgage Store Shares, nor shall Mortgage Store purchase, acquire or redeem or split, combine or reclassify any shares of its capital stock unless prior to the record date for such dividend or the effective date of such split, combination or reclassification, it tenders to Little Creek its agreement to amend this Agreement so as to effect an appropriate adjustment in the number of shares deliverable upon the Closing Date.

     (b) No change shall be made in the number of shares of authorized or issued Mortgage Store Shares; nor shall any option, warrant, call, right, commitment or agreement of any character be granted or made by Mortgage Store relating to its authorized or issued Mortgage Store Shares; nor shall Mortgage Store issue, grant or sell any securities or obligations convertible into or exchangeable for shares of Mortgage Store Shares.

     (c) Mortgage Store will not take, agree to take, or knowingly permit to be taken any action or do or knowingly permit to be done anything in the conduct of the business of Mortgage Store or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement, or which would cause any of Mortgage Store's representations contained herein to be or become untrue in any material respect at the Closing Date.

     (d) Except as set forth on Schedule 3.1(d), as occurs in the ordinary course of business or as contemplated by Article I hereof, Mortgage Store will not (i) incur any indebtedness for borrowed money; (ii) assume, guarantee, endorse, or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other individual, firm or corporation, or (iii) make any loans, advances or capital contributions to or investments in, any other individual, firm or corporation in excess of $100,000, except with the consent of Little Creek which consent shall not be unreasonably withheld.

     3.2 Little Creek agrees that prior to the Closing Date:

     (a) No dividend shall be declared or paid or other distribution
(whether in cash, stock, property or any combination thereof) or payment declared or made in respect of Little Creek Shares, nor shall Little Creek purchase, acquire or redeem or split, combine or reclassify any shares of its capital stock.

     (b) Except as set forth in Article 1 hereof, no change shall be made in the number of authorized or issued Little Creek Shares (other than pursuant to this Agreement); nor shall any option, warrant, call, right, commitment or agreement (other than this Agreement) of any character be granted or made by Little Creek relating to its authorized or issued Little Creek Shares; nor shall Little Creek issue, grant or sell any securities or obligations convertible into or exchangeable for Little Creek Shares.

     (c) Little Creek will not take, agree to take, or knowingly permit to be taken any action, nor do or knowingly permit to be done anything in the conduct of the business of Little Creek or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement, or which would cause any of Little Creek's representations and warranties contained herein to be or become untrue in any material respect at the Closing Date including without limitation amending Little Creek's charter documents and By-laws, except as otherwise provided herein.

     (d) Except as contemplated by Article I, Little Creek will not (i) incur any indebtedness for borrowed money; (ii) assume, guarantee, endorse, or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other individual, firm or corporation; or (iii) make any loans, advances or capital contributions to or investments in, any other individual, firm or corporation.

     (e) Little Creek will not make, alter or change any employment or other contract with any of its management personnel or make, adopt, alter, revise, or amend any pension, bonus, profit-sharing or other employee benefit plan, or grant any salary increase or bonus to any person without the prior written consent of Mortgage Store which consent may be withheld in its sole discretion.

     3.3 Each party to this Agreement agrees that the fair market value of the Little Creek Shares received by the Mortgage Store Stockholder pursuant to this Agreement will be approximately equal to the fair market value of the Mortgage Store Shares surrendered by such Mortgage Store Stockholder in the exchange.

     3.4 All shares of Little Creek issued pursuant to an S-8 registration statement shall not be resold by the holders for a period of 90 days following the Closing. Mortgage Store shall in no way be responsible for the required registration of any of the aforementioned shares or to cause such shares to become transferable under Rule 144 if it is subsequently determined that such shares are not otherwise resalable pursuant to Rule 144 or otherwise.

                          Article IV
                       CERTAIN COVENANTS

     4.1 Directors' Meeting. Each of Mortgage Store, Little Creek and Jenson Services will take all actions necessary in accordance with applicable law and its Certificate of Incorporation and By-laws to convene a meeting or obtain the written consent of its directors as promptly as practicable to consider and vote upon the approval of the transactions contemplated by this Agreement.

     4.2 Conduct of Business Pending the Reorganization. Prior to the effective date of the Reorganization, unless Little Creek and Mortgage Store shall otherwise agree in writing, each company shall not (i) operate its business otherwise than in the ordinary course, or (ii) authorize, recommend or propose any merger, consolidation, acquisition of assets, disposition of assets, material change in its capitalization or any comparable event, not in the ordinary course of business (in each case, other than the transactions contemplated hereby and transactions as to which written notice has been given to the other companies prior to the date hereof), provided, however, that Mortgage Store shall be able to undertake any of the foregoing with the consent of Little Creek which consent shall not be unreasonably withheld.

     4.3 Confidentiality. Little Creek acknowledges to and agrees with Mortgage Store that Little Creek will have possession or may become familiar with or aware of certain Confidential Information (as such term is hereinafter defined) disclosed by the Mortgage Store or one or more of its officers, directors, employees, shareholders, partners, agents or representatives (each of such relationships being defined with this paragraph as an "Affiliate"). Accordingly, Little Creek hereby agrees that any and all Confidential Information disclosed or furnished to it, or to any of its Affiliates, by Mortgage Store or any of its Affiliates, is and shall remain proprietary to Mortgage Store. Neither Little Creek, nor any Affiliate of Little Creek, shall have any rights to distribute or divulge any of such Confidential Information to any third party without Mortgage Store's prior consent, or to use any of such Confidential Information in any way detrimental to Mortgage Store or any of its Affiliates, or in any way which would otherwise destroy, injure or impair any of Mortgage Store's or its Affiliates' rights in or in respect of any such Confidential Information including, without limitation, by using any of such Confidential Information to solicit away from Mortgage Store any of its employees, contractors, customers or vendors or other business relationships, or to establish or assist any person or entity which is or will be, directly or indirectly, in competition with Mortgage Store. For purposes of this Agreement, the term "Confidential Information" shall mean any and all proprietary information belonging to Mortgage Store, whether tangible or intangible, written or oral, including, without limitation, any intellectual property rights, books and records, computer software and files, lists of (or proprietary information concerning) its customers, suppliers, vendors and other business relationships, and any other item which may properly be classified as a protected trade secret. Little Creek expressly agrees and understands that its agreement to abide by the provisions of this paragraph

     4.3 constitutes a material part of the consideration inducing Mortgage Store to enter into this Agreement and the transactions contemplated herein, and that any violation of such provisions could create immediate and irreparable harm to Mortgage Store. In the event of any breach of this paragraph 4.3, the parties hereby agree that, in addition to whatever other remedies may be available to the Mortgage Store, it shall be entitled to seek injunctive and other equitable relief, and Little Creek hereby waives any bonding or other requirement as a precursor thereto.

     4.4 Recommendation of Approval. The Board of Directors of Little Creek and Mortgage Store shall continue to recommend to their respective shareholders approval of this Agreement and the transactions contemplated hereby except as the fiduciary obligations and other duties of each such Board of Directors may otherwise require and only to the extent that approval of their respective stockholders is required under the laws of their respective states of incorporation.

     4.5 Access. Prior to the Closing, Mortgage Store shall afford to the officers, attorneys, accountants, and other authorized representatives of Little Creek free and full access to the premises, books and records of Mortgage Store in order that Little Creek may make such investigation as it may desire of the affairs of Mortgage Store, provided such access is not unreasonably disruptive to Mortgage Store's business. Prior to the Closing, Little Creek shall afford to the officers, attorneys, accountants, and other authorized representatives of Mortgage Store free and full access to the premises, books and records of Little Creek so that it may make such investigations as it may desire of the affairs of Little Creek, provided such access is not unreasonably disruptive to Little Creek.

     4.6 No Solicitation. Until the Closing Date, or if there is no Closing, until this Agreement has been terminated or expired by its terms, neither Mortgage Store nor Little Creek will (nor will either of them permit any agent or affiliate to) solicit, initiate or encourage any Acquisition Proposal (as hereinafter defined) or furnish any information to, or cooperate with, any person, corporation, firm or other entity with respect to an Acquisition Proposal. As used herein "Acquisition Proposal" means a proposal for a merger or other business combination involving such entity or for the acquisition of a substantial equity interest in, or a substantial portion of the assets of such entity other than the Reorganization. Further, during this period of time, Jenson Services shall not sell any of the Little Creek Shares held by it and shall not permit any of its affiliates to sell their Little Creek Shares and neither Jenson Services nor any of its affiliates shall agree to an Acquisition Proposal.

     4.7 Reasonable Efforts; Notification. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

                           Article V
                           CONDITIONS

     5.1 Conditions to the Obligations of Little Creek and Jenson Services. The obligations of Little Creek and Jenson Services to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or before the consummation of the transactions contemplated hereby of each of the following conditions:

     (a) No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to the transactions contemplated hereby by any federal, state or foreign government or governmental authority or by any court, domestic or foreign, including entry of a preliminary or permanent injunction, which would, in the reasonable opinion of Little Creek, (i) make the transactions contemplated hereby illegal, (ii) require the divestiture by Little Creek or any subsidiary of Little Creek of the shares of any company or of a material portion of the business of Little Creek and its subsidiaries taken as a whole, (iii) impose material limits on the ability of Little Creek to effectively control the business of Little Creek and its subsidiaries, (iv) otherwise materially adversely affect Little Creek and its subsidiaries taken as a whole, or (v) if the transactions contemplated hereby are consummated, subject any officer, director, or employee of Little Creek to criminal penalties or to civil liabilities not adequately covered by insurance or enforceable indemnification maintained by Little Creek;

     (b) No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted or pending which would reasonably be expected to result in any way of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

     (c) Mortgage Store shall have complied in all material respects with its agreements and covenants herein, and all representations and warranties of Mortgage Store herein shall be true and correct in all material respects at the time of Closing as if made at that time, except to the extent they expressly relate to an earlier date, and Little Creek shall have received a certificate to that effect to the best of the knowledge of Mortgage Store, signed by the President of Mortgage Store;

     (d) Each Mortgage Store Stockholder shall have complied in all material respects with its agreements and covenants herein, and all representations and warranties of each Mortgage Store Stockholder herein shall be true and correct in all material respects at the time of the Closing as if made at that time, except to the extent they expressly relate to an earlier date, and Little Creek shall have received a certificate to that effect to the best knowledge of each Mortgage Store Stockholder, signed by each Mortgage Store Stockholder;

     (e) A Good Standing Certificate of Mortgage Store, dated no more than 10 days prior to the Closing Date, from the Secretary of State of California;

     (f) The Mortgage Store Stockholder listed on Schedule 5.1(f) shall have agreed to exchange his Mortgage Store Shares pursuant hereto;

     (g) The Mortgage Store Stockholder shall have delivered to
Interwest Stock Transfer, Little Creek's transfer agent, certificates representing such Mortgage Store Stockholder's Mortgage Store Shares which are being transferred hereunder, which certificate shall have been duly endorsed in blank by such Mortgage Store Stockholder or with blank stock powers attached, in proper form for transfer to Little Creek;

     (h) The delivery of an opinion from Kirkpatrick & Lockhart LLP, in the form set forth on Schedule 5.1(h); and

     (i) An executed Investment Letter in the form set forth on
Schedule 5.1(i) from the Mortgage Store Stockholder as part of his compliance with Section 1.2 hereof.

     5.2 Conditions to the Obligations of Mortgage Store and the Mortgage Store Stockholder. The obligations of Mortgage Store and the Mortgage Store Stockholder to consummate the transactions contemplated hereby are subject to the satisfaction, at or before the consummation of the transactions contemplated hereby, of each of the following conditions:

     (a) The directors of Mortgage Store shall have duly approved the transactions contemplated hereby in accordance with applicable law;

     (b) No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to the transactions contemplated hereby by any federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, which would (i) make the transactions contemplated hereby illegal,
(ii) require the divestiture by Mortgage Store or any subsidiary of Mortgage Store of the shares of any company or of a material portion of the business of Mortgage Store and its subsidiaries taken as a whole, (iii) impose material limits on the ability of Mortgage Store to effectively control the business of Mortgage Store and its subsidiaries, (iv) otherwise materially adversely affect Mortgage Store and its subsidiaries taken as a whole or any Mortgage Store Stockholder, or (v) if the transactions contemplated hereby are consummated, subject any officer, director or employee of Mortgage Store to criminal penalties or to civil liabilities not adequately covered by insurance or enforceable indemnification maintained by Mortgage Store;

     (c) No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted or pending which would reasonably be expected to result in any of the consequences referred to in clauses (i) through (v) of paragraph (b) above;

     (d) Little Creek shall have complied in all respects with its agreements and covenants herein, and all representations and warranties of Little Creek herein shall be true and correct in all respects at the time of Closing as if made at that time, except to the extent they expressly relate to an earlier date, and Mortgage Store shall have received a certificate to that effect, signed by the Presidents of Little Creek and Jenson Services;

     (e) Jenson Services and the Principals shall have complied in all material respects with its agreements and covenants herein, and all representations and warranties of Jenson Services herein shall be true and correct in all material respects at the time of the Closing as if made at that time, except to the extent they expressly relate to an earlier date, and Mortgage Store and the Mortgage Store Stockholder shall have received a certificate to that effect, signed by the President of Jenson Services;

     (f) A Good Standing Certificate of Little Creek, dated no more than 10 days prior to the Closing Date, from the Secretary of State of Delaware;

     (g) All necessary third party and governmental consents and approvals required for transactions contemplated hereby shall have been obtained;

     (h) The number of Little Creek Shares outlined in Article 1.4 shall have been delivered to Little Creek for cancellation and evidence of such cancellation shall have been delivered to Mortgage Store;

     (i) Little Creek shall have (a) received the requisite shareholder approval for its change of domicile from Utah to Delaware and the merger of Little Creek into its Delaware wholly-owned subsidiary, (b) file a Certificate of Incorporation with the Secretary of State of Delaware to authorize a class of preferred stock and (c) file a Certificate of Ownership and Merger effecting the merger of Little Creek into its Delaware wholly-owned subsidiary and changing its name to "TMSF Holdings, Inc.".

     (j) Little Creek shall have delivered to Interwest Stock Transfer, Little Creek's transfer agent, certificates representing the Little Creek Shares which are being transferred hereunder, to be issued to the Mortgage Store Stockholder in accordance with the terms of this Agreement;

     (k) The conditions set forth in Articles 1.4, 1.5, 1.6 and 1.7 shall have been complied with by the appropriate parties;

     (l) The delivery of an opinion from Leonard W. Burningham, Esq. in the form set forth on Schedule 5.2(l); and

     (m) The Mortgage Store Stockholder shall have executed and delivered this Agreement to Little Creek and Jenson Services.


                          Article VI
                        INDEMNIFICATION

     6.1 Jenson Services and the Principals hereby agrees to indemnify and hold Mortgage Store, its officers, directors, employees and agents and each person, if any, who controls Mortgage Store within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, the Mortgage Store Stockholder and, following the Closing, Little Creek and all of its then officers, directors, employees and agents and each person, if any, who then controls Little Creek within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, harmless from and against the following:

     (a) Any and all liabilities, losses, claims, costs, expenses, damages and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to such liabilities, losses, claims, costs, expenses, damages and judgments and any action to enforce this
Article VI) (collectively, the "Losses") resulting from or arising out of any breach of any representation, warranty, or non-performance of any covenant or agreement on the part of Little Creek or Jenson Services contained in this Agreement or in any statement or certificate furnished or to be furnished by Little Creek or Jenson Services pursuant hereto or in connection with the transactions contemplated hereby;

     (b) Any and all Losses they suffer resulting from or arising out of any untrue statement or alleged untrue statement of a material fact concerning Little Creek or Jenson Services resulting from any omission or alleged omission to state a material fact concerning Little Creek or Jenson Services required to be stated or necessary to make the statements made concerning Little Creek or Jenson Services not misleading; and

     (c) Any and all Losses resulting from or arising out of the conduct of any business, any act or any omissions by or on behalf of Little Creek prior to the Closing.

     (d) Any and all past liabilities of any type or nature whatsoever of Little Creek existing at the Closing of the Agreement, which includes all expenses related to the Agreement and the compromise and settlement of any amounts due and owing to Jenson Services for advances or otherwise that were incurred by Little Creek in this respect prior to the Closing of the Agreement.

     (e) For any and all sums from the $10,000 retainer paid to the trust account of Leonard W. Burningham, Esq., less any fees incurred by Mr. Burningham in conjunction with this Agreement, if such funds are not returned upon an event of termination of the Plan of Reorganization for any reason other than a breach by Little Creek. Notwithstanding the foregoing, to the extent that Little Creek or Jenson Services breaches any provision of this Agreement so that Mortgage Store withdraws from the Plan of Reorganization, Jenson Services shall be responsible for the repayment in full to Mortgage Store of said $10,000 and shall indemnify Mortgage Store is such sum is not repaid.

     6.2 Mortgage Store hereby agrees to indemnify and hold Little Creek and Jenson Services, and their respective officers, directors, employees and agents and each person, if any, who controls Little Creek or Jenson Services within the meaning of Section 15 of the Act or Section 20 of the Exchange Act harmless from and against the following:

     (a) Any and all Losses resulting from or arising out of any breach of any representation, warranty, or non-performance of any covenant or agreement on the part of Mortgage Store or the Mortgage Store stockholder contained in this Agreement or in any statement or certificate furnished or to be furnished by Mortgage Store pursuant hereto or in connection with the transactions contemplated hereby; and

     (b) Any and all Losses they suffer resulting from or arising out of any untrue statement or alleged untrue statement of a material fact concerning Mortgage Store or any Mortgage Store Stockholder resulting from any omission or alleged omission to state a material fact concerning Mortgage Store or any Mortgage Store Stockholder required to be stated or necessary to make the statements made concerning Mortgage Store or any Mortgage Store Stockholder not misleading.

     6.3 Mortgage Store hereby agrees to indemnify and hold the Mortgage Store Stockholder harmless from and against any and all Losses resulting from or arising out of any breach of any representation, warranty, covenant or agreement on the part of Mortgage Store contained in Article 2.3 of this Agreement.

     6.4 The Mortgage Store Stockholder hereby agrees to indemnify and hold Little Creek and Jenson Services, and their respective officers, directors, employees and agents and each person, if any, who controls Little Creek or Jenson Services within the meaning of Section 15 of the Act or Section 20 of the Exchange Act harmless from and against any and all Losses resulting from or arising out of any breach of any representation, warranty, covenant or agreement on the part of such Mortgage Store Stockholder contained in Article
2.4 of this Agreement.

     6.5 In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Article 6.1, 6.2 or 6.4 (the "Indemnified Party"), the Indemnified Party shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing. A delay in giving notice shall only relieve the Indemnifying Party of liability to the extent the Indemnifying Party suffers actual prejudice because of the delay. The Indemnifying Party shall have the right, at its option and expense, to defend any such a proceeding or claim, but not to control the defense, negotiation or settlement thereof, which control shall at all times rest with the Indemnified Party, unless the proceeding or claim involves only money damages or relates to a corporate restructuring, recapitalization or stock issuance while the Indemnifying Party was a principal stockholder of Little Creek prior to the Closing, not an injunction or other equitable relief, and unless the Indemnifying Party:

     (i) irrevocably acknowledges in writing complete responsibility for and agrees to indemnify the Indemnified Party, and

     (ii) furnishes satisfactory evidence of the financial ability to indemnify the Indemnified Party,

in which case the Indemnifying Party may assume such control through counsel of its choice and at its expense, but the Indemnified Party shall continue to have the right to be represented, at its own expense, by counsel of its choice in connection with the defense of such a proceeding or claim. If the Indemnifying Party does not assume control of the defense of such a proceeding or claim, (i) the entire defense of the proceeding or claim by the Indemnified Party, (ii) any settlement made by the Indemnified Party, and (iii) any judgment entered in the proceeding or claim shall be deemed to have been consented to by, and shall be binding on, the Indemnifying Party as fully as though it alone had assumed the defense thereof and a judgment had been entered in the proceeding or claim in the amount of such settlement or judgment, except that the right of the Indemnifying Party to contest the right of the Indemnified Party to indemnification under the Agreement with respect to the proceeding or claim shall not be extinguished. If the Indemnifying Party does assume control of the defense of such a proceeding or claim, it will not, without the prior written consent of the Indemnified Party settle the proceeding or claim or consent to entry of any judgment relating thereto which does not include as an unconditional term thereof the giving by the claimant to the Indemnified Party a release from all liability in respect of the proceeding or claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such proceeding or claim.

     6.6 The remedies provided for in this Article 6 are the exclusive remedies of the parties with respect to the breach of any representation, warranty, covenant or agreement set forth herein.

     6.7 The parties agree that all of the representations and warranties contained herein shall survive the Closing and continue to be binding regardless of any investigation made at any time by any party.

                          Article VII
                          CLOSING DATE

     7.1 The Closing for the consummation of the Reorganization contemplated by this Agreement shall unless another date or place is agreed to in writing by the parties hereto, take place at the offices of Kirkpatrick & Lockhart, LLP, located at 10100 Santa Monica Boulevard, 7th Floor, Los Angeles, California 90067, on the date which is no later than the fifth business day after the last to occur of the following dates (the actual date of the Closing shall be referred to as the "Closing Date"):

     (a) The date on which all the other conditions set forth in
Article V hereof shall have been satisfied, except to the extent any such conditions shall have been waived by Little Creek or Mortgage Store; or

     (b) December 31, 2002 unless extended by the parties.

                         Article VIII
                      POST-CLOSING MATTERS

     At the Closing, subject to the Mortgage Store Stockholder being deemed to be a stockholder of record of the reorganized Little Creek, Little Creek will cause all of its officers and directors to resign from office and to cause to be elected to the Board of Directors of Little Creek those persons designated by Mortgage Store to wit: Raymond Eshaghian, Wayne Snavely and Massoud Yashouafar.

                          Article IX
                         MISCELLANEOUS

     9.1 Termination. With respect to each company, this Agreement may be terminated and the transactions contemplated hereby may be abandoned (i) by the mutual consent of Little Creek and Mortgage Store at any time, or (ii) by either Mortgage Store or Little Creek if the transactions contemplated hereby have not been consummated prior to December 31, 2002, for any reason, or (iii) by Mortgage Store if Little Creek has not obtained the requisite shareholder approval for the transactions herein or (iv) by either Mortgage Store or Little Creek if either discovers a material breach of a representation, warranty, covenant or agreement by the other and such breach is not cured within ten (10) days of the breaching party's receipt of a notice from the non-breaching party. In the event of such termination and abandonment, none of Little Creek, Mortgage Store, Jenson Services, the Principals nor the Mortgage Store Stockholder (or any of their respective directors or officers) shall have any liability or further obligation to any other party to this Agreement, except that nothing herein will relieve any party from liability for any willful breach of this Agreement.

     9.2 Expenses. Whether or not the transactions contemplated are consummated, all out-of-pocket costs and expenses incurred in connection with this Agreement and the transactions contemplated will be paid by the party incurring such expenses; provided, however, that the sum of $10,000 deposited to the trust account of Leonard W. Burningham, Esq. by Mortgage Store as a retainer for his services rendered and to be rendered for and on behalf of Little Creek shall be retained by Mr. Burningham as his fees, and in the event that no Closing occurs as provided herein, that Mr. Burningham shall only be required to refund that portion, if any, of this sum that has not been utilized in his billing of legal fees related to the representation of Little Creek in connection with this Agreement and all related matters.

     9.3 Brokers. No broker or finder is entitled to any brokerage or finder's fee or other commission or fee from any company or based upon arrangements made by or on behalf of any party with respect to the transactions contemplated by this Agreement, except as disclosed on Schedule
9.3 annexed hereto, and the party so indicated on Schedule 9.3 shall be liable for the payment thereof.

     9.4 Arbitration. Any controversy arising out of, connected to, or relating to any transactions herein contemplated, or this Agreement, including the indemnification provisions contained herein, or the breach thereof, including, but not limited to any claims of violations of federal and/or state securities acts, banking statues, consumer protection statutes, federal and/or state anti-racketeering (e.g. RICO) claims as well as any common law claims and any state law claims of fraud, negligence, negligent misrepresentations, and/or conversion and any disputes as to the arbitrability of any such claim shall be settled by arbitration in the county in which Mortgage Store principal operations are situated in the State of California and in accordance with the commercial rules of the American Arbitration Association by three (3) arbitrators appointed in accordance with such rules. Any judgment on the arbitrator's award may be entered in any court having jurisdiction thereof. The arbitrators shall hear and determine the matter and shall execute and acknowledge its award, in writing, and if requested by either party, shall make findings of fact and conclusions of law. Any award determined by the arbitrators shall be final and binding on the parties, however, in the event of any misconduct, partiality, corruption or the like of any arbitrator, the parties shall retain any rights of appeal to which they may be entitled pursuant to applicable law. The cost and expense of arbitration, including the fees of the arbitrator, and the reasonable legal and accounting fees and expenses of the parties, shall be divided between the parties in such proportion as the arbitrators may determine, and may be assessed against one party if the arbitrators so determine.

     9.5 Other Actions. Each of the parties hereto agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

     9.6 Entire Agreement; Waiver and Amendment. This Agreement, the exhibits and schedules hereto contain the entire agreement by and among Little Creek, Mortgage Store, Jenson Services and the Mortgage Store Stockholder with respect to the transactions contemplated hereby. Any and all prior discussions, negotiations, commitments and understandings relating to the subject matter of this Agreement are superseded by this Agreement. This Agreement may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto. No waiver of any breach or default hereunder shall be considered valid unless in writing signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     9.7 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its principles of conflicts of laws.

     9.8 Descriptive Headings. The descriptive headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.9 Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail postage prepaid, or sent via facsimile (receipt confirmed) to the parties at following addresses or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

 If to Little Creek:Little Creek, Inc.
     South 900 East, #110
     Salt Lake City, UT 84117
     Facsimile No.: (801) 262-6262

with a copy to:
     Leonard W. Burningham, Esq.
     Hermes Building, Suite 205
     455 East Fifth South
     Salt Lake City, UT 84111-3323
     Facsimile No.: (801) 355-7126

 If to Mortgage Store:The Mortgage Store Financial, Inc.
     10850 Wilshire Blvd., Suite 530
     Los Angeles, CA 90024
     Facsimile No.: (310) 909-0064

with a copy to:
     Thomas J. Poletti, Esq.
     Kirkpatrick & Lockhart LLP
     10100 Santa Monica Blvd.
     Seventh Floor
     Los Angeles, CA 90067
     Facsimile No.: (310) 552-5001

     9.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one agreement.

     9.11 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.12 Publicity. All public announcements relating to this Agreement or the transactions contemplated hereby will be made only as may be agreed upon by Little Creek and Mortgage Store or as required by Law. If public disclosure or notice is required by Law, the disclosing party will use its best efforts to give the other prior written notice of the disclosure to be made.

     9.13 Gender; Number. The use of a particular pronoun herein shall not be restrictive as to gender, and the use of the singular or plural shall not be restrictive as to number, but shall be interpreted in all cases as the context may require.

     9.14 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Section shall be void.

     9.15 Waiver of Jury Trial. EACH OF LITTLE CREEK, MORTGAGE STORE, MORTGAGE STORE STOCKHOLDER, PRINCIPALS AND JENSON SERVICES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF LITTLE CREEK, MORTGAGE STORE, MORTGAGE STORE STOCKHOLDER, PRINCIPALS OR JENSON SERVICES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

     9.16 Schedules. The Schedules attached hereto and/or delivered herewith are an integral part of this Agreement as if fully re-written herein.
9.17 Binding Effect. This Agreement will be binding upon and will inure to the benefit of the parties and their respective heirs, personal representatives, successors and permitted assigns. Except as herein provided, no party will have the right to assign this Agreement, or any of such party's rights hereunder, without the prior written consent of the other parties.



IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

LITTLE CREEK, INC.


      By: /s/ Travis T. Jenson
Travis T. Jenson, President


JENSON SERVICES, INC.

  By: /s/ Jeffrey D. Jenson
     Jeffrey D. Jenson, President


THE MORTGAGE STORE FINANCIAL, INC.

  By: /s/ Raymond Eshaghian
     Raymond Eshaghian, President

MORTGAGE STORE FINANCIAL, INC. STOCKHOLDER

      /s/ Raymond Eshaghian
     Raymond Eshaghian, an individual

     "PRINCIPALS"

      /s/ Travis T. Jenson
     Travis T. Jenson, an individual

          /s/ Duane s. Jenson
     Duane Jenson, an individual

                          SCHEDULE 1.1

    Holder               Number of Shares              Par Value

Raymond Eshaghian              7,500                       None

Little Creek, Inc.         9,500,000                      $0.001

                         SCHEDULE 1.6.1

                  FINANCIAL CONSULTING AGREEMENT


     This Financial Consulting Agreement (the "Agreement") is made as of November 1, 2002 by and between, TMSF Holdings, Inc. a Delaware corporation having its business address at 727 W. Seventh Street, Los Angeles, California 90024 (hereinafter the "Company") and Jenson Services, Inc., having its principal place of business at 5525 South 900 East, #110, Salt Lake City, Utah 84117 (hereinafter "Consultant").

     In consideration of the mutual promises contained herein and on the terms and conditions hereinafter set forth, the Company and Consultant agree as follows:

      1.Provision of Services.

      (a)Consultant agrees to place at the disposal of the Company its judgment and experience and to provide the following financial and business development consulting services to the Company:

     (i) Coordination of filing current report on Form 8-K with respect to the acquisition of the Mortgage Store, Inc. by Little Creek, Inc. (renamed TMSF Holdings, Inc. (the
          "Acquisition");

     (ii) S&P filing with respect to the Acquisition;

     (iii) Coordination of delivery of new 15c2-11 to broker with respect to the Acquisition;

     (iv) Coordination of filing of Amended 8-K reflecting consolidated, combined financials statements of the Company and the Mortgage Store within 15 days of the date hereof with respect to the Acquisition;

     (v) Assisting the Company in its marketing efforts, introducing the Company to strategic partners to further corporate objectives, and advise with regard to stockholder relations and public relations matters; and

     (vi) Providing such other similar services to the extent reasonably requested by the Company and as agreed to by the Consultant.

      (b)Consultant agrees to use its best efforts at all times in the furnishing of advice and recommendations, and for this purpose Consultant shall at all times maintain or keep available for the Company an adequate organization of personnel or a network of outside professionals for the performance of its obligations under this Agreement.

      2.Compensation. In consideration for services to be rendered under this Agreement, the Company and Consultant hereby agree that the Company shall
(i) pay Consultant on the date hereof the sum of $265,000 and (ii) issue Consultant five (5) year warrants to purchase an aggregate of 163,635 shares of the Common Stock of the Company at a per share exercise price of $0.05, such warrants to be in the form attached hereto as Exhibit "A".

     3. Status of Consultant. Consultant shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Company.

      4.Other Activities of Consultant. The Company recognizes that Consultant now renders and may continue to render financial and other services to other companies which may or may not have policies and conduct activities similar to those of the Company. Consultant shall be free to render such advice and other services and the Company hereby consents thereto. Consultant shall not be required to devotes its full time and attention to the performance of its duties under this Agreement, but shall devote only so much of its time and attention as it deems reasonable or necessary for such purposes.

      5.Term. Consultant's retention hereunder shall be for a term of one year commencing upon the execution of this Agreement.

      6.Miscellaneous. This Agreement sets forth the entire agreement and understanding between the parties and supersedes all prior discussions, agreements and understandings of every and any nature between them. This Agreement shall be construed and interpreted according to the laws of the State of California.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers or representatives duly authorized the day and year first above written.

     TMSF HOLDINGS, INC.

       By: /s/ Raymond Eshaghian
        Raymond Eshaghian
        President


     JENSON SERVICES, INC.

        By: /s/ Duane S. Jenson
         Duane s. Jenson
         CEO

                          EXHIBIT "A"

                   FORM OF WARRANT AGREEMENT

See Schedule 1.6.3

                         SCHEDULE 1.6.2

     The following expenses will be included and paid by Jenson Services in conjunction with the Plan of Reorganization Pre-Closing, assuming receipt by the Leonard W. Burningham, Esq. Trust Account of the $10,000 retainer, as per Section A(iii):

* Legal work to be completed by Leonard W. Burningham, Esq.

      -Letter of Intent.
     -    Plan of Reorganization.
     - Reincorporation of Little Creek in Delaware immediately prior to the Closing.
     -    Proxy Statement, if required, or Information Statement.

* Execution of Closing documents by officers and directors of Little Creek and Mortgage Store.

     -    Little Creek officers and directors will offer resignations.

     The following services will be rendered and expenses paid by Jenson Services in conjunction with the Plan of Reorganization and further to the Consulting Agreement, assuming receipt of the $265,000 by Jenson Services as per Section A(iii):

* Post-Plan of Reorganization filings are made, with the following agencies.

     - Articles of Amendment - reflecting new name as designated by Mortgage Store.

     - Certificate of Designation - define rights, title, and preferences for classes of stock or warrants that are authorized by Mortgage Store

     -    National Quotation Bureau ("NQB") - new cusip number.

     - National Association of Securities Dealers ("NASD") - request new symbol as designated by Mortgage Store.

     -    Coordination of filing current report on Form 8-K.

     -    S&P filing.

     -    Coordination of delivery of new 15c2-11 to broker.

     - Coordination of filing of Amended 8-K reflecting consolidated, combined financials statements of Mortgage Store and Little Creek within 15 days of transaction.

     The following expenses will be included and paid by Mortgage Store, in conjunction with the Plan of Reorganization:

      -Order and issue new certificates;

          Mortgage Store audited Financial Statements for the most recent year end; and

     - Pro forma combined balance sheet taking into consideration the Plan of Reorganization.

                      SCHEDULE 1.6.3


WARRANT
THE WARRANT EVIDENCED OR CONSTITUTED HEREBY, AND ALL SHARES OF COMMON STOCK ISSUABLE HEREUNDER, HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE
SECURITIES ACT OF 1933, AS AMENDED ("THE ACT") AND MAY NOT BE SOLD, OFFERED
FOR
SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS EITHER (A) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR (B) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 144.

               WARRANT TO PURCHASE COMMON STOCK
                              OF
                      TMSF HOLDINGS, INC.
                    (Subject to Adjustment)

NO. 1

     THIS CERTIFIES THAT, for value received, Jenson Services, Inc., a Utah corporation ("Holder"), is entitled, subject to the terms and conditions of this Warrant, at any time or from time to time after November 1, 2002 (the "Effective Date"), to purchase from TMSF Holdings, Inc., a Delaware corporation (the "Company"), up to One Hundred Sixty Three Thousand Six Hundred Thirty Five (163,635) shares of common stock of the Company at a price per share of $0.05 (the "Purchase Price"). This Warrant shall expire at 5:00 p.m. Pacific time on the fifth anniversary of the Effective Date of this Warrant (the "Expiration Date"). Both the number of shares of Common Stock purchasable upon exercise of this Warrant and the Purchase Price are subject to adjustment and change as provided herein. This Warrant is issued pursuant to that certain Financial Consultant Agreement of even date hereof between the Company and the Holder.

   1.CERTAIN DEFINITIONS. As used in this Warrant the following terms shall have the following respective meanings:

     "1933 Act" shall mean the Securities Act of 1933, as amended.

     "Common Stock" shall mean the Common Stock of the Company and any other securities at any time receivable or issuable upon exercise of this Warrant.

     "Fair Market Value" of a share of Common Stock as of a particular date shall mean:

      (a)If traded on a securities exchange or the Nasdaq National Market, the Fair Market Value shall be deemed to be the average of the closing prices of the Common Stock of the Company on such exchange or market over the 5 business days ending immediately prior to the applicable date of valuation;

      (b)If actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid prices over the 30-day period ending immediately prior to the applicable date of valuation; and

      (c)If there is no active public market, the Fair Market Value shall be the value as determined in good faith by the Company's Board of Directors upon a review of relevant factors, including due consideration of the Registered Holders' determination of the value of the Company.
"Registered Holder" shall mean any person in whose name this Warrant is registered upon the books and records maintained by the Company.
"SEC" shall mean the Securities and Exchange Commission.

   2.EXERCISE OF WARRANT

      2.1.Payment. Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised, in whole or in part at any time or from time to time, on or before the Expiration Date by the delivery (including, without limitation, delivery by facsimile) of the form of Notice of Exercise attached hereto as Exhibit 1 (the "Notice of Exercise"), duly executed by the Registered Holder, at the principal office of the Company, and as soon as practicable after such date, surrendering

     (a) this Warrant at the principal office of the Company, and

     (b) payment, (i) in cash (by check) or by wire transfer, (ii) by cancellation by the Registered Holder of indebtedness of the Company to the Registered Holder; or (iii) by a combination of (i) and (ii), of an amount equal to the product obtained by multiplying the number of shares of Common Stock being purchased upon such exercise by the then effective Purchase Price (the "Exercise Amount").

      2.2.Net Issue Exercise. In lieu of the payment methods set forth in
Section 2.1(b) above, the Registered Holder may elect to exchange all or some of the Warrant for shares of Common Stock equal to the value of the amount of the Warrant being exchanged on the date of exchange. If the Registered Holder elects to exchange this Warrant as provided in this Section 2.2, the Registered Holder shall tender to the Company the Warrant for the amount being exchanged, along with written notice of the Registered Holder's election to exchange some or all of the Warrant, and the Company shall issue to the Registered Holder the number of shares of the Common Stock computed using the following formula:

X = Y (A-B)
     A

Where X = the number of shares of Common Stock to be issued to the Registered Holder.

Y = the number of shares of Common Stock purchasable under the amount of the Warrant being exchanged (as adjusted to the date of such calculation).

A = the Fair Market Value of one share of the Company's Common Stock.

B = Purchase Price of one share of the Company's Common Stock (as adjusted to the date of such calculation).

     All references herein to an "exercise" of the Warrant shall include an exchange pursuant to this Section 2.2.

      2.3."Easy Sale" Exercise.  In lieu of the payment methods set forth in
Section 2.1(b) above, when permitted by law and applicable regulations (including Nasdaq and NASD rules), the Registered Holder may pay the Purchase Price through a "same day sale" commitment from the Registered Holder (and if applicable a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD Dealer")), whereby the Registered Holder irrevocably elects to exercise this Warrant and to sell a portion of the shares of Common Stock so purchased to pay the applicable Purchase Price and the Registered Holder (or, if applicable, the NASD Dealer) commits upon sale (or, in the case of the NASD Dealer, upon receipt) of such shares of Common Stock to forward the Purchase Price directly to the Company.

      2.4.Stock Certificates; Fractional Shares. As soon as practicable on or after the date of an exercise of this Warrant, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share equal to such fraction of the current Fair Market Value of one whole share of Common Stock as of the date of exercise of this Warrant. No fractional shares or scrip representing fractional shares shall be issued upon an exercise of this Warrant.

      2.5Partial Exercise; Effective Date of Exercise. In case of any partial exercise of this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares of Common Stock purchasable hereunder.
This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. The person entitled to receive the shares of Common Stock issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Registered Holder is deemed to have exercised this Warrant.

   3.VALID ISSUANCE: TAXES. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Common Stock in any name other than that of the Registered Holder of this Warrant, and in such case the Company shall not be required to issue or deliver any stock certificate or security until such tax or other charge has been paid, or it has been established to the Company's reasonable satisfaction that no tax or other charge is due.

   4.ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES. The number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property receivable or issuable upon exercise of this Warrant) and the Purchase Price are subject to adjustment upon occurrence of the following events:

      4.1.Adjustment for Stock Splits, Stock Subdivisions or Combinations of Shares. The Purchase Price of this Warrant shall be proportionally decreased and the number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally increased to reflect any stock split or subdivision of the Company's Common Stock. The Purchase Price of this Warrant shall be proportionally increased and the number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally decreased to reflect any combination of the Company's Common Stock.

      4.2.Adjustment for Dividends or Distributions of Stock or Other Securities or Property. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Common Stock (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in (a) securities of the Company or (b) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Registered Holder of this Warrant on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the shares of Common Stock (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Registered Holder would have been entitled upon such date if such Registered Holder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period giving effect to all adjustments called for by this Section 4.

      4.3.Reclassification. If the Company, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Purchase Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 4. No adjustment shall be made pursuant to this Section 4.3 upon any conversion or redemption of the Common Stock which is the subject of
Section 4.5.

      4.4.Adjustment for Capital Reorganization, Merger or Consolidation.
In case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Registered Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4.4 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Registered Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Registered Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

      4.5.Conversion of Common Stock. In case all or any portion of the authorized and outstanding shares of Common Stock of the Company are redeemed or converted or reclassified into other securities or property pursuant to the Company's Certificate of Incorporation or otherwise, or the Common Stock otherwise ceases to exist, then, in such case, the Registered Holder of this Warrant, upon exercise hereof at any time after the date on which the Common Stock is so redeemed or converted, reclassified or ceases to exist (the "Termination Date"), shall receive, in lieu of the number of shares of Common Stock that would have been issuable upon such exercise immediately prior to the Termination Date, the securities or property that would have been received if this Warrant had been exercised in full and the Common Stock received thereupon had been simultaneously converted immediately prior to the Termination Date, all subject to further adjustment as provided in this Warrant. Additionally, the Purchase Price shall be immediately adjusted to equal the quotient obtained by dividing (x) the aggregate Purchase Price of the maximum number of shares of Common Stock for which this Warrant was exercisable immediately prior to the Termination Date by (y) the number of shares of Common Stock of the Company for which this Warrant is exercisable immediately after the Termination Date, all subject to further adjustment as provided herein.

   5.CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment in the Purchase Price, or number or type of shares issuable upon exercise of this Warrant, the Chief Financial Officer or Controller of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Purchase Price. The Company shall promptly send (by facsimile and by either first class mail, postage prepaid or overnight delivery) a copy of each such certificate to the Registered Holder.

   6.LOSS OR MUTILATION. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

   7.RESERVATION OF COMMON STOCK. The Company hereby covenants that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company as are from time to time issuable upon exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock or other shares of capital stock issuable upon exercise of this Warrant (and shares of its Common Stock for issuance on conversion of such capital stock). All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws. Issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock and other capital stock upon the exercise of this Warrant.

   8.TRANSFER AND EXCHANGE. Subject to compliance with all applicable securities laws, this Warrant and all rights hereunder may be transferred by the Registered Holder to any person, in whole or in part, on the books of the Company maintained for such purpose at the principal office of the Company referred to above, by the Registered Holder hereof in person, or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer, the Company will issue and deliver to the Registered Holder a new Warrant or Warrants with respect to the portion of this Warrant not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Registered Holder hereof as the owner for all purposes.

   9.RESTRICTIONS ON TRANSFER. The Registered Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the SEC under the 1933 Act, covering the disposition or sale of this Warrant or the Common Stock issued or issuable upon exercise hereof or the Common Stock issuable upon conversion thereof, as the case may be, and registration or qualification under applicable state securities laws, such Registered Holder will not sell, transfer, pledge, or hypothecate any or all such Warrants or Common Stock, as the case may be, unless either (i) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition or (ii) the sale of such securities is made pursuant to SEC Rule 144.

  10.COMPLIANCE WITH SECURITIES LAWS. By acceptance of this Warrant, the Registered Holder hereby represents, warrants and covenants that any shares of stock purchased upon exercise of this Warrant or acquired upon conversion thereof shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof; that the Registered Holder has had such opportunity as such Registered Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Registered Holder to evaluate the merits and risks of its investment in the Company; that the Registered Holder is able to bear the economic risk of holding such shares as may be acquired pursuant to the exercise of this Warrant for an indefinite period; that the Registered Holder understands that the shares of stock acquired pursuant to the exercise of this Warrant or acquired upon conversion thereof will not be registered under the 1933 Act (unless otherwise required pursuant to exercise by the Registered Holder of the registration rights, if any, previously granted to the Registered Holder) and will be "restricted securities" within the meaning of Rule 144 under the 1933 Act and that the exemption from registration under Rule 144 will not be available for at least one year from the date of exercise of this Warrant, subject to any special treatment by the SEC for exercise of this Warrant pursuant to Section 2.2, and even then will not be available unless a public market then exists for the stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and that all stock certificates representing shares of stock issued to the Registered Holder upon exercise of this Warrant or upon conversion of such shares may have affixed thereto a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

  11.NO RIGHTS OR LIABILITIES AS STOCKHOLDERS. This Warrant shall not entitle the Registered Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by such Registered Holder to purchase Common Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Registered Holder hereof shall cause such Registered Holder hereof to be a stockholder of the Company for any purpose.

  12.NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, return receipt requested, or by telecopier, or by email or otherwise delivered by hand or by messenger, addressed or telecopied to the person to whom such notice or communication is being given at its address set forth after its signature hereto. In order to be effective, a copy of any notice or communication sent by telecopier or email must be sent by registered or certified mail, postage prepaid, return receipt requested, or delivered personally to the person to whom such notice or communication is being at its address set forth after its signature hereto. If notice is provided by mail, notice shall be deemed to be given five (5) business days after proper deposit with the United States mail or nationally recognized overnight courier, or immediately upon personally delivery thereof, to person to whom such notice or communication is being at such address. If notice is provided by telecopier, notice shall be deemed to be given upon confirmation by the telecopier machine of the receipt of such notice at the telecopier number provided above. If notice is provided by email, notice shall be deemed to be given upon confirmation by the sender's email program of the receipt of such notice at the email address provided after the signature of the person to whom such notice or communication is being. The addresses set forth after the signatures hereto may be changed by written notice complying with the terms of this Section 12.

   13HEADINGS. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

  14.LAW GOVERNING. This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of California.

  15.NOTICES OF RECORD DATE.  In case:

      15.1.the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant), for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right; or

      15.2.of any consolidation or merger of the Company with or into another corporation, any capital reorganization of the Company, any reclassification of the capital stock of the Company, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company's stock are to receive stock, securities or property of another corporation; or

      15.3.of any voluntary dissolution, liquidation or winding-up of the Company; or

      15.4.of any redemption of any outstanding capital stock of the Company; then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be,
(i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities as at the time are receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be delivered at least thirty (30) days prior to the date therein specified.

  16.SEVERABILITY. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

  17.COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Warrant may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

  18.SATURDAYS, SUNDAYS AND HOLIDAYS. If the Expiration Date falls on a Saturday, Sunday or legal holiday, the Expiration Date shall automatically be extended until 5:00 p.m. on the next business day.

IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the Effective Date.

  TMSF HOLDINGS, INC.         JENSON SERVICES, INC.

   By: /s/ Raymond Eshaghian     By:/s/ Duane s. Jenson
  Name:  Raymond Eshaghian    Name: Duane S. Jenson
Title:  Chief Executive Officer         Title: CEO
         and President

  Address for Notices:Address for Notices:

                           EXHIBIT 1

                       NOTICE OF EXERCISE

           (To be executed upon exercise of Warrant)

___________________                                         WARRANT NO. ___

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, the securities of TMSF Holdings, Inc., as provided for therein, and (check the applicable box):

[ ] Tenders herewith payment of the exercise price in full in the form of cash or a certified or official bank check in same-day funds in the amount of $____________ for _________ such securities.

[ ] Elects the Net Issue Exercise option pursuant to Section 2.2 of the Warrant, and accordingly requests delivery of a net of ______________ of such securities, according to the following calculation:

       X = Y (A-B)(       ) =  (____) [(_____) - (_____)]
          -------                     -------------------------
                A          (_____)

     Where X = the number of shares of Common Stock to be issued to the Registered Holder.

     Y = the number of shares of Common Stock purchasable under the amount of the Warrant being exchanged (as adjusted to the date of such calculation).

     A = the Fair Market Value of one share of the Company's Common Stock.

     B = Purchase Price (as adjusted to the date of such calculation).

[ ] Elects the Net Issue Exercise option pursuant to Section 2.2 of the Warrant, and accordingly requests delivery of a net of ______________ of such securities, according to the following calculation:

Please issue a certificate or certificates for such securities in the name of, and pay any cash for any fractional share to (please print name, address and social security number):

Name:          ____________________________________________
  Address:  ____________________________________________
Signature:     ____________________________________________

Note: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher whole number of shares.

                           EXHIBIT 2
                           ASSIGNMENT

(To be executed only upon assignment of Warrant Certificate) WARRANT NO. ___

For value received, hereby sells, assigns and transfers unto ________________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:

Name(s) of Assignee(s)               Address               # of Warrants


____________________________  _____________________    _____________________

____________________________  _____________________    _____________________


And if said number of Warrants shall not be all the Warrants represented by the Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the Warrants registered by said Warrant Certificate.

Dated:    ____________________________


Signature:     ____________________________

Notice: The signature to the foregoing Assignment must correspond to the name as written upon the face of this security in every particular, without alteration or any change whatsoever; signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17Ad-15.

                        SCHEDULE 2.1(c)

     None.

                         SCHEDULE 2.1(d)

     None.

                         SCHEDULE 2.1(f)

     None.

                         SCHEDULE 2.1(h)

     None.

                         SCHEDULE 2.1(i)

     None.

                         SCHEDULE 2.1(l)
     None.

                         SCHEDULE 2.1(c)

     None.

                         SCHEDULE 2.1(q)

     None.

                         SCHEDULE 2.1(r)

     None.

                         SCHEDULE 2.1(s)

     Not a publicly available Schedule.

                         SCHEDULE 2.1(t)

     None.

                         SCHEDULE 2.2(c)

     None.

                        SCHEDULE 2.2(e)(i)
     None.

                       SCHEDULE 2.2(e)(ii)
     None.

                        SCHEDULE 2.2(f)(i)

     None.

                       SCHEDULE 2.2(f)(ii)

     None.

                         SCHEDULE 2.2(h)

     None.

                        SCHEDULE 2.2(e)(i)

     None.

                         SCHEDULE 2.2(i)

     None.

                         SCHEDULE 2.2(j)

     None.

                         SCHEDULE 2.2(k)
     Raymond Eshaghian

                           SCHEDULE 3.1

     The Mortgage Store Financial shall redeem all of its outstanding preferred stock prior to the Closing Date.

                         SCHEDULE 3.1(d)
     None.

                         SCHEDULE 5.1(f)

     Raymond Eshaghian

                         SCHEDULE 5.1(h)


            (Letterhead of Kirkpatrick & Lockhart LLP)


November 4, 2002


Little Creek, Inc.
5525 South 900 East, Suite 110
Salt Lake City, Utah 84117


Ladies and Gentlemen:

We have acted as special counsel for The Mortgage Store Financial, Inc., a California corporation (the "Company"), in connection with the Plan of Reorganization and Stock Exchange Agreement dated April 5, 2002 (the "Agreement") by and among the Company, Little Creek, Inc., a Utah corporation ("Little Creek"), Jenson Services, Inc. ("Jenson Services"), Duane S. Jenson, principal of Jenson Services, and Travis T. Jenson, a principal of Little Creek and the sole shareholder of the Company (the "Company Shareholder"). The Agreement provides for the transfer of 100% of the outstanding shares of Common Stock of the Company by the Company Shareholder (the "Mortgage Store Shares") in exchange for 9,500,000 shares of Little Creek Common Stock. We are delivering this opinion to you at the request of the Company pursuant to
Section 5.1 of the Agreement.

The following documents are referred to collectively in this opinion as the "Documents":

     1. the Agreement,
     2. the Consulting Agreement, and
     3. the Consultants' Warrant.

Capitalized terms used but not defined in this opinion letter have the meanings given to them in the Agreement. References in this opinion letter to our knowledge mean a conscious awareness of facts without investigation by any of the lawyers currently with this firm who have given substantive attention to the legal representation of the Company in matters directly relating to the Documents.

In connection with the rendering opinions set forth below, we have examined the Documents, the Articles of Incorporation, as amended, of the Company, the Bylaws of the Company, minutes of meetings or actions of the Company's Board of Directors with respect to the transactions covered by this opinion letter and stock certificates No. 3 and 5 issued to the Company Shareholder and we have made such other investigation as we have deemed appropriate. We have examined and relied on certificates and statements of certain government officials and, as to certain matters of fact that are material to our opinions, we have relied upon the representations and warranties made by the Company and the Company Shareholder contained in the Documents, certificates and other documents delivered by or on behalf of the Company or the Company Shareholder pursuant to the Documents and a certificate of an officer of the Company (the "Fact Certificate"). A copy of the Fact Certificate is attached to this opinion letter. We have not independently established any of the facts so relied on.

For purposes of this opinion letter we have made the assumptions that are customary in opinion letters of this kind, including, (a) that each document submitted to us is accurate and complete (b) the genuineness of all signatures on original and certified documents (other than signatures of the Company Shareholder and signatures on behalf of the Company); (b) the authenticity of all documents submitted to us as originals; (c) the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies; (d) the legal capacity of natural persons; (e) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in all of such documents; (f) the due authorization, execution and delivery of all such documents by Little Creek, Jenson Services, Duane S. Jenson and Travis T. Jenson and the legal, valid and binding effect thereof on Little Creek, Jenson Services, Duane S. Johnson and Travis T. Jenson; and (g) that Little Creek, Jenson Services, Duane S. Jenson, Travis T. Jenson and the Company will act in accordance with their respective representations and warranties as set forth in the Documents. We have not verified any of those assumptions.

The opinions expressed in this opinion letter are limited to the state of California other than its law relating to choice of law and the federal securities laws of the United States that in our experience is applicable to transactions of the type contemplated by the Documents. We express no opinion as to compliance or noncompliance with applicable federal or state anti-fraud statutes, laws, rules and regulations.

Based on the foregoing, and subject to the foregoing and the additional qualifications and other matters set forth below, it is our opinion that:

      1.The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, is qualified to do business in Alaska, California, Colorado, Connecticut, Florida, Georgia, Idaho, Indiana, Illinois, Kentucky, Louisianna, Maryland, Michigan, Minnesota, Montana, Nevada, Ohio, Oklahoma, Oregon, South Carolina, Tennessee, Texas, Virginia and Washington and the Company has the requisite corporate power to conduct its business, and to own, lease and operate its properties.

      2.The authorized capital stock of the Company consists of 17,100 shares of stock. To our knowledge, based solely on an examination of the Company's capital stock records, 7,500 shares of Common Stock, which constitute the Mortgage Store Shares, are issued and outstanding and the Mortgage Store Shares constitute all of the issued and outstanding shares of capital stock of the Company. The Mortgage Store Shares are duly authorized, have been validly issued, and are fully paid and nonassessable.

      3.The Company has (a) the requisite corporate power to execute, deliver, and perform its obligations under the Documents (b) taken all corporate action necessary to authorize the execution, delivery, and performance of the Documents, and (c) duly executed and delivered the Documents.

      4.The Company Shareholder has (a) the requisite power to execute, deliver, and perform its obligations under the Agreement and (b) has duly executed and delivered the Agreement.

      5.The Documents constitute the valid and legally binding obligations of the Company and are enforceable against the Company in accordance with their respective terms.

      6.To our knowledge based solely on an examination of the Company's capital stock records, the Company Shareholder is the sole record owner of the Mortgage Store Shares. Upon delivery to Little Creek of the stock certificate representing the Mortgage Store Shares, together with a stock power certificate duly executed by the Company Shareholder, Little Creek will acquire all the rights in the Mortgage Store Shares that the Company Shareholder has or has power to transfer and, assuming that Little Creek does not have any adverse claim, those rights will be free of any adverse claim within the meaning of the Uniform Commercial Code.

      7.The execution and delivery by the Company and the performance by the Company of its obligations under the Documents to which it is a party do not constitute a violation by the Company of (a) the Company's Articles of Incorporation and By-laws, (b) the California Corporations Code, or any applicable statute, rule or regulation of the State of California or the United States, or (c) any existing obligation of the Company or the Company Shareholder under the express terms of any court order which, to our knowledge without investigation, names the Company Shareholder or the Company and is specifically directed to it or its property.

      8.The execution and delivery by the Company of and the performance by the Company of its obligations under the Documents to which it is a party do not (a) breach or constitute a default of the Company under the express terms of any agreement or instrument listed in Schedule 2.2(h), (b) result in the acceleration of (or entitle any party to accelerate) the maturity of any obligation of the Company under any such agreement or instrument pursuant to the express terms thereof, or (c) result in a lien on any property of the Company pursuant to the express terms of any such agreement or instrument.

      9.The execution and delivery by the Company of and the performance by the Company of its obligations under the Documents do not require the Company to obtain any approval by or make any filing with any governmental authority under California Corporations Code, or any applicable statute, rule or regulation of the State of California or the federal securities laws of the United States other than approvals and filings previously obtained or made and in full force and effect.

The opinions set forth above are based upon, and subject to, the further comments, assumptions, limitations, qualifications and exceptions set forth below:

      (a)we give no opinion concerning the rules, regulations and related statutes promulgated by, governing or pertaining to the (i) Federal Deposit Insurance Corporation; (ii) California State Banking Department (and the Superintendent of Banks); (iii) the Federal Reserve Board; (iv) any rules and regulations similar to (i), (ii) and (iii) above; (v) the Government National Mortgage Association; (vi) Federal Home Loan Mortgage Corporation; (vii) Federal National Mortgage Association; (viii) California Department of Real Estate; and (ix) Department of Housing and Urban Development.

      (b)with respect to the enforceability of any agreement, the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws (including without limitation, California and federal laws relating to fraudulent transfers or conveyances) and court decisions of general application, and other legal or equitable principles of general application, relating to, limiting or affecting the enforcement of creditors' rights generally;

      (c)limitations imposed by applicable law or public policy on the enforceability of the indemnification provisions of any agreement;

      (d)the net impact or result of any conflict of laws between or among laws of competing jurisdictions and the applicability of the law of any jurisdiction in such instance beyond California;

      (e)the limitations imposed by a California court might not permit the exercise or attempted exercise of any right or remedy provided in any agreement if such exercise or attempted exercise is deemed to be in breach of the covenant of good faith and fair dealing implied under California law to exist in all agreements or if the party seeking to exercise same fails to act in a commercially reasonable manner;

      (f)the limitations imposed by California law and court decisions relating to the strict enforcement of certain covenants in contracts absent a showing of damage or increased risk to the party seeking enforcement (such covenants may include, without limitation, covenants to provide reports or notices and covenants restricting rights of assignment);

      (g)the effect of certain California court decisions, indicating that a California court would probably refuse to give strict and literal effect to contractual provisions if it concluded that enforcement of such provisions, on the basis of the facts and circumstances then before such court, was not reasonably necessary to protect the rights and interest of the party seeking enforcement;

      (h)the unenforceability under certain circumstances of contractual provisions respecting various self-help or summary remedies without notice or opportunity for hearing or correction, especially if their operation would work a substantial forfeiture or impose a substantial penalty upon the burdened party;

      (i)the unenforceability under certain circumstances of provisions waiving vaguely or broadly stated rights or unknown future rights and of provisions stating that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, or that the election of some particular remedy or remedies does not preclude recourse to one or more others;

      (j)the effect of section 1670.5 of the California Civil Code, which provides that if a court as a matter of law finds a contract or any clause of a contract to have been "unconscionable" at the time it was made, the court may refuse to enforce the contract, or the court may enforce the remainder of the contract without the "unconscionable" clause so as to avoid an "unconscionable" result. That section also permits parties to present evidenced as to the commercial setting, purpose and effect of any contract or clause thereof claimed to be "unconscionable" to aid the court in making its determination;

      (k)the effect of Trident Center v. Connecticut General Life Ins. Co., 847 F.2d 564 (9th Cir. 1988) in which the Ninth Circuit Court of Appeals, applying what it said was California law, held parol evidenced was admissible to vary the provisions of an unambiguous agreement. To the extent Trident accurately expresses California law on the subject matter, our opinion assumes that no party to any agreement or document referenced herein in any action seeking to enforce it offers any parol evidence which varies the express terms of said agreement or document; and

      (l)Limitations imposed by state law, federal law or general equitable principles upon specific enforceability of any of the remedies, covenants or other provisions of any applicable agreement and upon the availability of injunctive relief or other equitable remedies, regardless of whether enforcement of any such agreement is considered in a proceeding in equity or at law.

We are furnishing this opinion letter to solely in connection with the Agreement and the transaction contemplated thereby. You may not rely on this opinion letter in any other connection, and it may not be furnished to or relied upon by any other person for any purpose, without our specific prior written consent.

The foregoing opinion is rendered as of the date of this letter. We assume no obligation to update or supplement any of such opinion to reflect any changes of law or fact that may occur.

Yours truly,
 /s/ Kirkpatrick & Lockhart

                         SCHEDULE 5.1(i)


                        INVESTMENT LETTER

Little Creek, Inc.
4685 South Highland Drive
Salt Lake City, Utah 84117

     In connection with the transfer by Little Creek, Inc. (the "Company") to the undersigned of 9,500,000 shares of common stock of the Company, the undersigned hereby acknowledges, represents, warrants, and covenants as follows:

     1. The shares to be acquired by the undersigned (the "Shares") have not been registered under the United States Securities Act of 1933, as amended (the "Act"), and are not freely tradable. The Shares may not be offered or sold except pursuant to an exemption from the registration requirements of the Act unless the Shares are registered under the Act.

     2. The Company has no obligation to the undersigned to register any or all the Shares under the Act for distribution. Neither the Company nor Seller has agreed with the undersigned to comply with Regulation A or any other exemption under the Act respecting the resale or other transfer of the Shares.

     3. The Shares are being acquired for investment for the undersigned's own account and not with a view to sale or resale, distribution (as that term is defined in the Act), or transfer, or to offers in connection therewith. When the Shares have been acquired, no other person will have a beneficial interest in the Shares.

     4. The Company will affix a legend in substantially the following form to the certificates evidencing the Shares:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

     5. Prior to any proposed sale, pledge, hypothecation, gift, or other transfer, for value or otherwise, of any or all of the Shares or of any interest therein (hereinafter, a "Transfer"), the undersigned shall give written notice to the Company describing the Transfer. The undersigned shall not effect any Transfer unless and until (a) the Company receives an opinion of the undersigned's counsel, in form and substance acceptable to counsel for the Company, that the Transfer may be effected without registration under the Act and without registration or qualification under applicable state securities laws, and (b) satisfaction of such other conditions as may be required by counsel to the Company in order to assure compliance with the Act and with applicable state securities laws.


IN WITNESS WHEREOF, the undersigned has executed this Investment Letter effective as of October 30, 2002.


BY: /s/ Raymond Eshaghian
     Raymond Eshaghian

                         SCHEDULE 5.1(l)

           (Letterhead of Leonard W. Burningham, Esq.)


November 4, 2002


The Mortgage Store Financial, Inc.
727 Seventh Street, Suite 850
Los Angeles, CA   90017

Ladies and Gentlemen:

     I have acted as special counsel for Little Creek, Inc., a Utah corporation ("Little Creek Utah"), and its wholly-owned subsidiary, Little Creek, Inc., a Delaware corporation ("Little Creek Delaware") (sometimes hereinafter collectively referred to as "Little Creek" or the "Company"), in connection with the Plan of Reorganization and Stock Exchange Agreement dated April 5, 2002 (the "Agreement"), by and among the Company; Jenson Services, Inc. ("Jenson Services"); Duane S. Jenson, principal of Jenson Services; Travis T. Jenson, a principal of Little Creek; the Mortgage Store Financial, Inc., a California corporation ("Mortgage Store"); and the sole shareholder of Mortgage Store (the "Mortgage Store Shareholder"). The Agreement provides for the transfer of 100% of the outstanding shares of Common Stock of Mortgage Store by the Mortgage Store Shareholder (the "Mortgage Store Shares") in exchange for 9,500,000 shares of Little Creek Common Stock. I am delivering this opinion to you at the request of the Company pursuant to Section 5.2 of the Agreement.

     The following documents are referred to collectively in this opinion as the "Documents":

     1. the Agreement,
     2. the Consulting Agreement,
     3. the Consultants' Warrant, and
     4. the Certificate of Ownership and Merger.

     Capitalized terms used but not defined in this opinion letter have the meanings given to them in the Agreement. References in this opinion letter to our knowledge mean a conscious awareness of facts without investigation by any of the lawyers currently with this firm who have given substantive attention to the legal representation of the Company in matters directly relating to the Documents.

     In connection with rendering the opinions set forth below, I have examined the Documents, the Articles of Incorporation, as amended, of the Company, the Bylaws of the Company, minutes of meetings or actions of the Company's Board of Directors with respect to the transactions covered by this opinion letter and I have made such other investigation as I have deemed appropriate. I have examined and relied on certificates and statements of certain government officials and, as to certain matters of fact that are material to our opinions, I have relied upon the representations and warranties made by the Company and Jenson Services contained in the Documents, certificates and other documents delivered by or on behalf of the Company or Jenson Services pursuant to the Documents and a certificate of an officer of the Company (the "Little Creek Compliance Certificate") and a certificate of an officer of Jenson Services (the "Jenson Services Compliance Certificate"). Copies of the Little Creek Compliance Certificate and the Jenson Services Compliance Certificate are attached to this opinion letter. I have not independently established any of the facts so relied on.

     For purposes of this opinion letter, I have made the assumptions that are customary in opinion letters of this kind, including, (a) that each document submitted to us is accurate and complete (b) the genuineness of all signatures on original and certified documents; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies; (d) the legal capacity of natural persons; (e) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in all of such documents; (f) the due authorization, execution and delivery of all such documents by Mortgage Store, Jenson Services, Duane S. Jenson and Travis T. Jenson and the legal, valid and binding effect thereof on Mortgage Store, Jenson Services, Duane S. Johnson and Travis T. Jenson; and (g) that Mortgage Store, Jenson Services, Duane S. Jenson, Travis T. Jenson and the Company will act in accordance with their respective representations and warranties as set forth in the Documents. I have not verified any of those assumptions.

     The opinions expressed in this opinion letter are limited to the State of Utah and when applicable, the State of Delaware, respecting Little Creek's change of domicile to Delaware, other than their laws relating to choice of law and the federal securities laws of the United States that in our experience is applicable to transactions of the type contemplated by the Documents. I express no opinion as to compliance or noncompliance with applicable federal or state anti-fraud statutes, laws, rules and regulations.

     Based on the foregoing, and subject to the foregoing and the additional qualifications and other matters set forth below, it is our opinion that:

     1. Little Creek Utah and its wholly-owned subsidiary, Little Creek Delaware, are duly incorporated, validly existing and in good standing in their states of incorporation; have qualified to do business in each state where required unless the failure to do so would not have a material impact on their operations; and have the requisite corporate power and authority to conduct their business, and to own, lease and operate their properties.

     2. Little Creek Utah and Little Creek Delaware have the requisite corporate power and authority to execute, deliver and perform their obligations under the Documents and have taken all corporate action necessary to authorize the execution, delivery and performance of the Documents. The Documents have been (a) duly approved by the Boards of Directors of Little Creek Utah and Little Creek Delaware, and (b) the Securities, when issued pursuant to the Agreement and upon delivery, shall be validly issued and outstanding, fully paid and non- assessable.

     3. The authorized capital stock of Little Creek Utah consists of 50,000,000 shares of stock. To our knowledge, based solely on an examination of the Little Creek Utah's capital stock records, 1,631,483 shares of Common Stock are issued and outstanding, subject to the cancellation of 1,295,118 shares pursuant to the Agreement. The Little Creek Utah Shares are duly authorized, have been validly issued, and are fully paid and non-assessable.

     4. The authorized capital stock of Little Creek Delaware consists of 100,000,000 shares of common stock, 1,000 shares of which are issued and outstanding and all owned by Little Creek Utah, and 10,000,000 shares of preferred stock, none of which are issued and outstanding. The Little Creek Delaware Shares are duly authorized, have been validly issued, and are fully paid and non-assessable.

     5. The Documents constitute the valid and legally binding obligations of the Company and are enforceable against the Company in accordance with their respective terms.

     6. The execution and delivery by the Company and the performance by the Company of its obligations under the Documents to which it is a party do not constitute a violation by the Company of (a) the Company's Articles of Incorporation and By-laws, (b) the Utah Revised Business Corporation Act, or any applicable statute, rule or regulation of the State of Utah or the United States, or the General Corporation Law of the State of Delaware, or any applicable statute, rule or regulation of the State of Delaware or the United States, or (c) any existing obligation of the Company under the express terms of any court order which, to our knowledge without investigation, names the Company and is specifically directed to it or its property.

     7. The execution and delivery by the Company of and the performance by the Company of its obligations under the Documents to which it is a party do not (a) breach or constitute a default of the Company under the express terms of any agreement or instrument listed in Schedule 2.1(h), (b) result in the acceleration of (or entitle any party to accelerate) the maturity of any obligation of the Company under any such agreement or instrument pursuant to the express terms thereof, or (c) result in a lien on any property of the Company pursuant to the express terms of any such agreement or instrument.

     8. The execution and delivery by the Company of and the performance by the Company of its obligations under the Documents do not require the Company to obtain any approval by or make any filing with any governmental authority under the Utah Revised Business Corporation Act, or any applicable statute, rule or regulation of the State of Utah, or the General Corporation Law of the State of Delaware, or any applicable statute, rule or regulation of the State of Delaware or the federal securities laws of the United States other than approvals and filings previously obtained or made and in full force and effect.

     The opinions set forth above are based upon, and subject to, the further comments, assumptions, limitations, qualifications and exceptions set forth below:

      (a)With respect to the enforceability of any agreement, the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws (including without limitation, Utah and federal laws relating to fraudulent transfers or conveyances) and court decisions of general application, and other legal or equitable principles of general application, relating to, limiting or affecting the enforcement of creditors' rights generally;

      (b)Limitations imposed by applicable law or public policy on the enforceability of the indemnification provisions of any agreement;

      (c)The net impact or result of any conflict of laws between or among laws of competing jurisdictions and the applicability of the law of any jurisdiction in such instance beyond Utah or Delaware;

      (d)The limitations imposed by a Utah or Delaware court might not permit the exercise or attempted exercise of any right or remedy provided in any agreement if such exercise or attempted exercise is deemed to be in breach of the covenant of good faith and fair dealing implied under Utah or Delaware law to exist in all agreements or if the party seeking to exercise same fails to act in a commercially reasonable manner;

      (e)The limitations imposed by Utah or Delaware law and court decisions relating to the strict enforcement of certain covenants in contracts absent a showing of damage or increased risk to the party seeking enforcement (such covenants may include, without limitation, covenants to provide reports or notices and covenants restricting rights of assignment);

      (f)The effect of certain Utah or Delaware court decisions, indicating that a Utah or Delaware court may refuse to give strict and literal effect to contractual provisions if it concluded that enforcement of such provisions, on the basis of the facts and circumstances then before such court, was not reasonably necessary to protect the rights and interest of the party seeking enforcement;

      (g)The unenforceability under certain circumstances of contractual provisions respecting various self-help or summary remedies without notice or opportunity for hearing or correction, especially if their operation would work a substantial forfeiture or impose a substantial penalty upon the burdened party;

     (h) The unenforceability under certain circumstances of provisions waiving vaguely or broadly stated rights or unknown future rights and of provisions stating that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, or that the election of some particular remedy or remedies does not preclude recourse to one or more others;

      (i)The effect of any Utah or Delaware law which provides that if a court as a matter of law finds a contract or any clause of a contract to have been "unconscionable" at the time it was made, the court may refuse to enforce the contract, or the court may enforce the remainder of the contract without the "unconscionable" clause so as to avoid an "unconscionable" result.

      (j)Assumes that no party to any agreement or document referenced herein in any action seeking to enforce it offers any parol evidence which varies the express terms of said agreement or document; and

      (k)Limitations imposed by state law, federal law or general equitable principles upon specific enforceability of any of the remedies, covenants or other provisions of any applicable agreement and upon the availability of injunctive relief or other equitable remedies, regardless of whether enforcement of any such agreement is considered in a proceeding in equity or at law.

     I am furnishing this opinion letter to solely in connection with the Agreement and the transaction contemplated thereby. You may not rely on this opinion letter in any other connection, and it may not be furnished to or relied upon by any other person for any purpose, without our specific prior written consent.

     The foregoing opinion is rendered as of the date of this letter. I assume no obligation to update or supplement any of such opinion to reflect any changes of law or fact that may occur.

     Yours very sincerely,


     /s/ Leonard W. Burningham
     Leonard W. Burningham

LWB/sr